                                                                    EXHIBIT 10.1
================================================================================





                                  $125,000,000

                          AMENDED AND RESTATED SENIOR
                      REVOLVING CREDIT FACILITY AGREEMENT


                                     AMONG

                        CASH AMERICA INTERNATIONAL, INC.

                                CERTAIN LENDERS

                                      AND

              NATIONSBANK OF TEXAS, N.A., AS ADMINISTRATIVE AGENT



                                 June 19, 1996





================================================================================

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
                                                        ARTICLE 1

                                                       Definitions
                                                       -----------

         Section 1.1      Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                          -------------
         Section 1.2      Amendments and Renewals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          -----------------------
         Section 1.3      Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          ------------

                                                        ARTICLE 2

                                                         Advances
                                                         --------

         Section 2.1      The Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          ------------
                 (a)      Revolving Credit Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          -------------------------
                 (b)      The Swing Line Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          -----------------------
         Section 2.2      Manner of Borrowing and Disbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          ------------------------------------
         Section 2.3      Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          --------
                 (a)      On Base Rate Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          ---------------------
                 (b)      On LIBOR Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          -----------------
                 (c)      On Swing Line Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          ----------------------
                 (d)      Interest if No Notice of Selection of Interest Rate Basis . . . . . . . . . . . . . . . . .  20
                          ---------------------------------------------------------
                 (e)      Interest After an Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          ----------------------------------
         Section 2.4      Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          ----
                 (a)      Closing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          -----------
                 (b)      Commitment Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          --------------
         Section 2.5      Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          ----------
                 (a)      Voluntary Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          ---------------------
                 (b)      Mandatory Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          --------------------
                 (c)      Prepayments, Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          ----------------------
         Section 2.6      Reduction of Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          -----------------------
                 (a)      Voluntary Reduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          -------------------
                 (b)      Mandatory Reduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          -------------------
                 (c)      General Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          --------------------
         Section 2.7      Non-Receipt of Funds by the Administrative Agent  . . . . . . . . . . . . . . . . . . . . .  22
                          ------------------------------------------------
         Section 2.8      Payment of Principal of Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          --------------------------------
         Section 2.9      Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          -------------
         Section 2.10     Manner of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          -----------------
         Section 2.11     LIBOR Lending Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          ---------------------
         Section 2.12     Sharing of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          -------------------
         Section 2.13     Calculation of Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          --------------------
         Section 2.14     Booking Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          -------------

         Section 2.15     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          -----

                                                        ARTICLE 3

                                                   Conditions Precedent
                                                   --------------------

         Section 3.1      Conditions Precedent to the Effectiveness of this Agreement . . . . . . . . . . . . . . . .  29
                          -----------------------------------------------------------
         Section 3.2      Conditions Precedent to All Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          ------------------------------------
         Section 3.3      Conditions Precedent to Conversions and Continuations . . . . . . . . . . . . . . . . . . .  31
                          -----------------------------------------------------
         Section 3.4      Existing Credit Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          -------------------------

                                                        ARTICLE 4

                                              Representations and Warranties
                                              ------------------------------

         Section 4.1      Organization and Good Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          ------------------------------
         Section 4.2      Authorization and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          -----------------------
         Section 4.3      No Conflicts or Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          ------------------------
         Section 4.4      Enforceable Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          -----------------------
         Section 4.5      No Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          --------
         Section 4.6      Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          -------------------
         Section 4.7      Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          ---------------
         Section 4.8      No Default or Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          ------------------------------
         Section 4.9      Material Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          -------------------
         Section 4.10     No Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          -------------
         Section 4.11     Burdensome Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          --------------------
         Section 4.12     Regulatory Defects  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          ------------------
         Section 4.13     Use of Proceeds; Margin Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          -----------------------------
         Section 4.14     No Financing of Corporate Takeovers . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          -----------------------------------
         Section 4.15     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          -----
         Section 4.16     Principal Office, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          ----------------------
         Section 4.17     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          -----
         Section 4.18     Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          -------------------
         Section 4.19     Insider . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          -------
         Section 4.20     Subsidiaries; Trade Names . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          -------------------------
         Section 4.21     Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          --------
         Section 4.22     Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          ------------------------------
         Section 4.23     Survival of Representations, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                          ---------------------------------

                                                        ARTICLE 5

                                                    Business Covenants
                                                    ------------------

         Section 5.1      Financial Statements, Reports and Documents . . . . . . . . . . . . . . . . . . . . . . . .  36
                          -------------------------------------------
                 (a)      Quarterly Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                          --------------------
                 (b)      Annual Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                          -----------------
                 (c)      Management Letters and Responses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          --------------------------------
                 (d)      SEC and Other Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          ---------------------
                 (e)      Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          ----------------------
                 (f)      Proposed Acquisition Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          --------------------------------
                 (g)      Private Placement Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          -------------------------
                 (h)      Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          -----------------
         Section 5.2      Payment of Taxes and Other Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          ---------------------------------------
         Section 5.3      Maintenance of Existence and Rights; Conduct of Business  . . . . . . . . . . . . . . . . .  38
                          --------------------------------------------------------
         Section 5.4      Notice of Default or Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          -------------------------------------
         Section 5.5      Other Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          -------------
         Section 5.6      Compliance with Loan Papers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          ---------------------------
         Section 5.7      Compliance with Material Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          -----------------------------------
         Section 5.8      Operations and Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          -------------------------
         Section 5.9      Books and Records; Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          -------------------------
         Section 5.10     Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          -------------------
         Section 5.11     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          ---------
         Section 5.12     Authorizations and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                          ----------------------------
         Section 5.13     Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                          ------------------
         Section 5.14     Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                          -------------------
                 (a)      Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                          --------------
                 (b)      Consolidated Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                          ----------------------
                 (c)      Minimum Inventory Turnover  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                          --------------------------
                 (d)      Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                          -------------------
                 (e)      Minimum Fixed Charge Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                          -----------------------------
                 (f)      Consolidated Funded Debt to Consolidated EBITDA . . . . . . . . . . . . . . . . . . . . . .  41
                          -----------------------------------------------
         Section 5.15     New Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                          ----------------
         Section 5.16     Opinions Regarding Obligations of Guarantors  . . . . . . . . . . . . . . . . . . . . . . .  41
                          --------------------------------------------
         Section 5.17     Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                          ---------

                                                        ARTICLE 6

                                                    Negative Covenants
                                                    ------------------

         Section 6.1      Limitation on Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                          --------------------------
         Section 6.2      Negative Pledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                          ---------------
         Section 6.3      Limitation on Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                          -------------------------
         Section 6.4      Alteration of Material Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                          ---------------------------------
         Section 6.5      Certain Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                          --------------------
         Section 6.6      Name, Fiscal Year and Accounting Firm and Method  . . . . . . . . . . . . . . . . . . . . .  46
                          ------------------------------------------------


         Section 6.7      Liquidation, Mergers, Consolidations, Acquisitions and Dispositions of
                          ----------------------------------------------------------------------
                          Substantial Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                          ------------------
         Section 6.8      Lines of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                          -----------------
         Section 6.9      No Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                          -------------
         Section 6.10     Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                          ----------
         Section 6.11     Strict Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                          -----------------
         Section 6.12     No New Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                          -------------------
         Section 6.13     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                          -----

                                                        ARTICLE 7

                                                         Default
                                                         -------

         Section 7.1      Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                          -----------------
         Section 7.2      Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                          --------

                                                        ARTICLE 8

                                                 Changes in Circumstances
                                                 ------------------------

         Section 8.1      LIBOR Basis Determination Inadequate  . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                          ------------------------------------
         Section 8.2      Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                          ----------
         Section 8.3      Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                          ---------------
         Section 8.4      Effect On Base Rate Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                          ----------------------------
         Section 8.5      Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                          ----------------

                                                        ARTICLE 9

                                                 AGREEMENT AMONG LENDERS
                                                 -----------------------

         Section 9.1      Agreement Among Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                          -----------------------
                 (a)      Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                          --------------------
                 (b)      Replacement of the Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                          ---------------------------------------
                 (c)      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                          --------
                 (d)      Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                          --------------------
                 (e)      Reliance by the Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                          ------------------------------------
                 (f)      Limitation of the Administrative Agent's Liability  . . . . . . . . . . . . . . . . . . . .  56
                          --------------------------------------------------
                 (g)      Liability Among Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                          -----------------------
                 (h)      Rights as Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                          ----------------
         Section 9.2      Lender Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                          ----------------------
         Section 9.3      Benefits of Article . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                          -------------------

                                                        ARTICLE 10





                                                      Miscellaneous
                                                      -------------

         Section 10.1     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                          -------
         Section 10.2     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                          --------
         Section 10.3     Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                          -------
         Section 10.4     Determination by the Lenders Conclusive and Binding . . . . . . . . . . . . . . . . . . . .  59
                          ---------------------------------------------------
         Section 10.5     Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                          -------
         Section 10.6     Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                          ----------
         Section 10.7     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                          ------------
         Section 10.8     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                          ------------
         Section 10.9     Interest and Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                          --------------------
         Section 10.10    Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                          ---------------
         Section 10.11    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                          --------
         Section 10.12    Amendment and Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                          --------------------
         SECTION 10.13    GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                          -------------
         SECTION 10.14    ENTIRE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                          ----------------

Exhibits

Exhibit A:       Revolving Credit Note
Exhibit B:       Swing Line Note
Exhibit C:       Subsidiary Guaranty
Exhibit D:       Assignment Agreement
Exhibit E:       Notice of Borrowing
Exhibit F:       Compliance Certificate
Exhibit G:       Request for Maturity Date Extension



Schedules

Schedule 1       LIBOR Lending Office

                          AMENDED AND RESTATED SENIOR
                      REVOLVING CREDIT FACILITY AGREEMENT


         THIS AMENDED AND RESTATED SENIOR REVOLVING CREDIT FACILITY AGREEMENT is dated as of June 19, 1996, among CASH AMERICA INTERNATIONAL, INC., a Texas corporation ("Borrower"), the Lenders from time to time party hereto, and NATIONSBANK OF TEXAS, N.A., a national banking association, as administrative agent for the Lenders.


                                   BACKGROUND

         The Borrower, the Lenders and the Administrative Agent are parties to that Senior Revolving Credit Facility Agreement dated as of June 29, 1993 (said Agreement, as amended, the "Existing Credit Agreement"). The Borrower has requested that the Lenders amend and restate the Existing Credit Agreement.
The Lenders have agreed to do so, subject to the terms and conditions set forth below.

         In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration hereby acknowledged, the parties hereto agree that the Existing Credit Agreement is amended and restated in its entirety as follows:


                                   ARTICLE 1

                                  Definitions

         Section 1.1      Defined Terms.  For purposes of this Agreement:

         "Accounting Firm" has the meaning specified in Section 5.1 hereof.

         "Additional Costs" has the meaning specified in Section 8.5 hereof.

         "Adjustment Date" means, for purposes of the Applicable Margin, the date which is three Business Days after the date of receipt by the Administrative Agent of the financial statements required to be delivered pursuant to Section 5.1(a) or 5.1(b) hereof which results in a change in the Applicable Margin.

         "Adjustment of Revenue Recognition" means (a) the accrual by the Borrower and its Consolidated Subsidiaries of pawn service charges on a constant basis over the loan term for those loans with respect to which the Borrower deems collection to be probable and (b) with respect to loans not repaid, the calculation of the carrying value of the forfeited collateral (inventory) at the lower of cost (the principal amount advanced) or market.

          "Administrative Agent" means NationsBank of Texas, N.A., a national banking association, as administrative agent for the Lenders, or such successor administrative agent appointed pursuant to Section 9.1(b) hereof.

         "Advance" means a Revolving Credit Advance or a Swing Line Advance and "Advances" means Revolving Credit Advances and Swing Line Advances.

         "Affiliate" means any Person that directly or indirectly through one or more Subsidiaries Controls, or is Controlled By or Under Common Control with, the Borrower.

         "Agreement" means this Amended and Restated Senior Revolving Credit Facility Agreement, as amended, modified, supplemented and restated from time to time.

         "Agreement Date" means the date of this Agreement.

         "Applicable Environmental Laws" means applicable laws pertaining to health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, "RCRA"), the Texas Water Code, and the Texas Solid Waste Disposal Act.

         "Applicable Law" means (a) in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "Applicable Law" shall mean the laws of the United States of America, including without limitation 12 USC Sections 85 and 86, as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended ("Art. 1.04"), and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree that the provisions of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to Advances, this Agreement, the Notes or any other Loan Papers.

         "Applicable Margin" means, for any particular date for any LIBOR Advance made during (a) the Initial Pricing Period, a rate of interest per annum equal to 1.0%, and (b) the Subsequent Pricing Period, that rate of interest per annum equal to the rate set forth below opposite the Leverage Ratio which is in effect for such particular date:

                                  Leverage Ratio                                    Applicable Margin
                                  --------------                                    -----------------
       Greater than 0.50 to 1                                                             1.25%

       Greater than 0.40 to 1 but less than or equal to 0.50 to 1                         1.00%

       Less than or equal to 0.4 to 1                                                     0.75%

During the Subsequent Pricing Period, the Applicable Margin payable by the Borrower on the Revolving Credit Advances outstanding hereunder shall be adjusted on each Adjustment Date, according to the performance of the Borrower for the most recent fiscal quarter. For purposes of the foregoing, if the financial statements of the Borrower setting forth the Leverage Ratio are not received by the Administrative Agent by the date required pursuant to Section 5.1(a) or 5.1(b), the Applicable Margin shall be determined as if the Leverage Ratio is greater than 0.50 to 1 until such time as such financial statements are received.

         "Art. 1.04" has the meaning specified in the definition of "Applicable Law."

         "Assignees" means any assignee of a Lender pursuant to an Assignment Agreement and has the meaning specified in Section 10.6 hereof.

         "Assignment Agreement" has the meaning specified in Section 10.6 hereof.

         "Authorized Officer" means any of the following officers of the
Borrower: President, Chief Financial Officer, Vice President-Finance or Vice President-Treasurer.

         "Authorized Signatory" means such senior personnel of the Borrower as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower, and to request Advances hereunder.

         "Base Rate Advance" means a Revolving Credit Advance which bears interest at the Base Rate Basis.

         "Base Rate Basis" means, for any day, a per annum interest rate equal to the higher of (a) the sum of (i) 0.50% plus (ii) the Federal Funds Rate on such day, or (b) the Prime Rate on such day. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate to account for such change.

         "Borrower" has the meaning specified in the introductory paragraph.

         "British Pounds Sterling" and "L." means lawful currency of England.

         "Business Day" means a day on which banks are open for the transaction of business in Dallas, Texas, and, with respect to any LIBOR Advance, in London, England.

         "CAII Pantbelaning AB Loan Agreement" means that certain Loan Agreement, dated as of September 21, 1994, among CAII Pantbelaning Aktiebolag, a Swedish joint stock company and wholly-owned Subsidiary of Borrower, the lenders party thereto and NationsBank of Texas, National Association, as the Administrative Agent, as amended, modified, supplemented or restated from time to time.

         "Capital Lease" means, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date, in accordance with GAAP.

         "Change of Control" means (a) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), which is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Stock then outstanding of the Borrower normally entitled to vote in elections of directors, or (b) during any period of 24 consecutive months after June 19, 1996, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office.

         "Closing Fee" has the meaning specified in Section 2.4(a) hereof.

         "Code" means the Internal Revenue Code of 1986, as amended, together with all regulations thereunder.

         "Commitment" means $125,000,000, as reduced pursuant to Section 2.6 hereof.

         "Commitment Fee" has the meaning specified in Section 2.4(b) hereof.

         "Consequential Loss", with respect to (a) the Borrower's payment of all or any portion of the then-outstanding principal amount of a Lender's LIBOR Advance on a day other than the last day of the Interest Period related thereto, (b) a LIBOR Advance made on a date other than the date on which such Advance is to be made according to Section 2.2(b) hereof or Section 2.2(d) hereof, or (c) any of the circumstances specified in Sections 2.5 and 2.6 hereof on which a Consequential Loss may be incurred, means any loss, cost or expense incurred by such Lender as a result of the timing of such payment or LIBOR Advance or in liquidating, redeploying, reinvesting or redepositing the principal amount so paid or affected by the timing of such Advance or the circumstances described in Sections 2.5 and 2.6 hereof, which amount shall be the sum of (a) the interest which, but for such payment or timing of such Advance, such Lender would have earned in respect of such principal amount, for the remainder of the Interest Period applicable to such sum, reduced, if such Lender is able to deposit such principal amount for the balance of such Interest Period, by the interest earned by such Lender as a result of so redepositing, redeploying or reinvesting such principal amount plus (b) any expense or penalty incurred by such Lender on redepositing, redeploying, reinvesting or liquidating such principal amount.

         "Consolidated Adjusted Net Income" or "Consolidated Adjusted Net Loss" means, with respect to any period, consolidated net earnings or loss (after income taxes) of the Borrower and its Consolidated Subsidiaries for such period, determined in accordance with GAAP, but excluding (a) any gain or loss in excess of $1,000,000 (before income taxes) arising from the sale of capital assets; and (b) any other items which would be considered extraordinary items, in accordance with GAAP.

         "Consolidated EBITDA" means, for any period, the sum of the following:
(a) the amount of Consolidated Adjusted Net Income for such period, plus (b) all taxes, depreciation, amortization and interest expenses which, in determining Consolidated Adjusted Net Income for such period, were deducted from the Borrower's and its Consolidated Subsidiaries' gross income for such period.

         "Consolidated Funded Debt" means, as of any date, the sum of (a) the principal amount of all interest bearing indebtedness of the Borrower and its Consolidated Subsidiaries, whether current or funded, and whether secured or unsecured, incurred in connection with borrowings evidenced by a note, bond, indenture or similar instrument, plus (b) all Capital Leases of the Borrower and its Consolidated Subsidiaries.

         "Consolidated Indebtedness" means, as of any date, all "liabilities" which would be reflected on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

         "Consolidated Net Worth" means, as of any date, the total shareholder's equity which would appear on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared as of such date in accordance with GAAP, but specifically excluding all currency translation adjustments (gains and losses).

         "Consolidated Subsidiaries" means all Subsidiaries of the Borrower which are included on the consolidated financial statements of the Borrower.

         "Consolidated Tangible Assets" means, as of any date, the tangible assets of the Borrower and its Consolidated Subsidiaries which would be reflected on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared as of such date in accordance with GAAP.

         "Consolidated Tangible Net Worth" shall mean, as of any date, the total shareholder's equity which would appear on a consolidated balance sheet of the Borrower and its Consolidated

Subsidiaries prepared as of such date in accordance with GAAP, but specifically excluding all currency translation adjustments (gains and losses), less the net book value of intangible assets shown on such balance sheet.

         "Control" or "Controlled By" or "Under Common Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of Voting Stock, by contract or otherwise); provided, however, that in any event any Person which beneficially owns, directly or indirectly, 10% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation.

         "Debtor Relief Laws" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

         "Default" means an Event of Default and/or any of the events specified in Section 7.1, regardless of whether there shall have occurred any passage of time or giving of notice that would be necessary in order to constitute such event an Event of Default.

         "Default Rate" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, or (b) the sum of the Base Rate Basis plus three percent.

         "Determining Lenders" means, on any date of determination, any combination of the Lenders having at least 66-2/3% of the aggregate amount of the Revolving Credit Advances (which for purpose of the calculation shall include for each Lender an amount equal to the product of such Lender's Specified Percentage multiplied by the aggregate principal amount of Swing Line Advances outstanding); provided, however, that if there are no Revolving Credit Advances outstanding hereunder, "Determining Lenders" shall mean any combination of the Lenders whose Specified Percentages hereunder aggregate at least 66-2/3%.

         "Dividend" means, as to any Person, (a) any declaration or payment of any dividend or distribution (other than a stock dividend) on, or the making of any pro rata distribution, loan, advance, or investment to or in any holder (in its capacity as a shareholder) of, any partnership interests or any shares of Stock of such Person, or (b) any purchase, redemption, or other acquisition or retirement for value of any partnership interests or any shares of Stock of such Person.

         "Dollars" and the sign "$" means lawful currency of the United States of America.

         "Domestic Subsidiary" means any Subsidiary of the Borrower which is not a Foreign Subsidiary.

         "Event of Default" means any of the events specified in Section 7.1, provided that any requirement for notice or lapse of time has been satisfied.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Existing Credit Agreement" has the meaning specified in the Background provision hereof.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

         "Fiscal Year" means each twelve-month period beginning on January 1, and ending on December 31, unless the Borrower shall change such Fiscal Year in accordance with Section 6.6 hereof.

         "Foreign Subsidiary" means CAII Pantbelaning AB, a Swedish joint stock company, Svensk Pantbelaning AB, a Swedish joint stock company, Harvey & Thompson, and, in addition, any Subsidiary acquired, incorporated or otherwise established by the Borrower or any other Subsidiary which is organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Account Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in financial position, of the Borrower and its Consolidated Subsidiaries, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may so be changed.

         "Governmental Authority" means any domestic or foreign government (or any political subdivision thereof), court, bureau, agency or other governmental authority having jurisdiction over the Borrower or any Subsidiary or any of its or their business, operations or properties.

         "Guarantors" means all Domestic Subsidiaries and all other Persons which, as of any date, shall have executed a Guaranty Agreement as of such date.

         "Guaranty" means any contract, agreement or understanding to guarantee, or in effect guarantee, any indebtedness (as used herein, the term "indebtedness" shall include, without limitation, all of the types of indebtedness and liabilities as contemplated in the definition of "Consolidated Indebtedness" contained herein) of any other Person (for purposes of this definition of "Guaranty", such Person is referred to as the "Primary Obligor") in any manner, whether directly or indirectly, including without limitation agreements (a) to purchase such indebtedness or any property constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such indebtedness, or (ii) to maintain working capital or other balance sheet conditions, or otherwise to advance or make available funds for the purchase or payment of such indebtedness, (c) to purchase property, securities or services primarily for the purpose of assuring the holder of such indebtedness of the ability of the Primary Obligor to make payment of the indebtedness, or (d) otherwise to assure the holder of the indebtedness of the Primary Obligor against loss in respect thereof; except that "Guaranty" shall not include the endorsement by the Borrower or any Subsidiary in the ordinary course of business of negotiable instruments or documents for deposit or collection.

         "Guaranty Agreements" means the Subsidiary Guaranty and any other Guaranty substantially in the form of the Subsidiary Guaranty executed by a Guarantor.

         "Harvey & Thompson" means Harvey & Thompson Limited (formerly known as Cash America UK Limited), an English limited liability company and a Subsidiary of the Borrower.

         "Hedge Agreements" means any interest rate swap agreements, interest cap agreements, interest rate collar agreements, or any similar agreements or arrangements (including commodity exchange agreements), or foreign currency hedge, exchange or similar agreements, of the Borrower or any Subsidiary incurred in the ordinary course of business.

         "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, the Lenders are then permitted to charge on the Obligation. If the maximum rate of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligation shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be (a) the indicated rate ceiling described in and computed in accordance with the provisions of Section (a)(1) of Art. 1.04, or (b) if the parties subsequently contract as allowed by Applicable Law, the quarterly ceiling or the annualized ceiling computed pursuant to Section (d) of Art. 1.04; provided, however, that at any time the indicated rate ceiling, the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Sections (b)(1) and (2) of said Art. 1.04 shall control for purposes of such determination, as applicable.

         "Hostile Acquisition" means the acquisition of a voting interest in 5% or more in any Person if such acquisition is not approved by the board of directors, management or Persons owning, directly or indirectly, 50% or more of the Voting Stock of such Person.

         "Increased Advance Costs" has the meaning specified in Section 8.3 hereof.

         "Indemnified Matters" has the meaning specified in Section 5.17(a) hereof.

         "Indemnitees" has the meaning specified in Section 5.17(a) hereof.

         "Initial Pricing Period" means that period from the Agreement Date to and including the Rate Adjustment Date.

         "Interest Period" means the period beginning on the day any LIBOR Advance is made and ending fourteen days (to the extent available), one, two, three or six months thereafter (as the Borrower shall select); provided, however, that all of the foregoing provisions are subject to the following:

                 (a) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, with respect to a LIBOR Advance, the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                 (b) any Interest Period with respect to a LIBOR Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                 (c) the Borrower may not select any Interest Period which ends after the Maturity Date;

                 (d) the Borrower may not select any Interest Period in respect of LIBOR Advances having an aggregate amount less than $500,000; and

                 (e) there shall be outstanding at any one time no more than six Interest Periods in the aggregate.

         "Investment" means any investment, whether by means of share purchase, loan, advance, extension of credit, capital contribution or otherwise, in or to a Person, the Guaranty of any indebtedness of a Person, or the subordination of any claim against a Person to other indebtedness of such Person.

         "Lender" means each financial institution shown on the signature pages hereof so long as such financial institution maintains a portion of the Commitment or is owed any part of the Obligation (including the Administrative Agent in its individual capacity), and each Assignee that hereafter becomes party hereto pursuant to Section 10.6 hereof.

         "Leverage Ratio" means, for any date of calculation, the ratio of (a) Consolidated Funded Debt as of such date to (b) the sum of (i) Consolidated Funded Debt as of such date plus (ii) Consolidated Net Worth as of such date.

         "LIBOR Advance" means a Revolving Credit Advance which the Borrower requests to be made as a LIBOR Advance or which is continued as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof.

         "LIBOR Basis" means, with respect to each LIBOR Advance for each Interest Period, a rate per annum equal to the lesser of (a) the Highest Lawful Rate or (b) the sum of the LIBOR Rate plus the Applicable Margin.

         "LIBOR Lending Office" means, with respect to a Lender, the office designated as its LIBOR Lending Office on Schedule 1 attached hereto, and such other office of the Lender or any of its affiliates hereafter designated by notice to the Borrower and the Administrative Agent.

         "LIBOR Rate" means, for any Interest Period (a) of one, two, three or six months, the interest rate per annum (rounded upward to the nearest 1/16th of one percent) determined by the Administrative Agent at approximately 11:00 a.m., Dallas time, two Business Days before the first day of such Interest Period to be the offered quotations that appear on the Reuter's Screen LIBO page for dollar deposits in the London interbank market for a length of time approximately equal to the Interest Period for the LIBOR Advance sought by the Borrower (If at least two such offered quotations appear on the Reuter's Screen LIBO page, the LIBOR Rate shall be the arithmetic mean (rounded upward to the nearest 1/16th of one percent) of such offered quotations, as determined by the Administrative Agent. If the Reuter's Screen LIBO page is not available or has been discontinued, the LIBOR Rate shall be the rate per annum that the Administrative Agent determines to be the arithmetic mean (rounded as aforesaid) of the per annum rates of interest at which deposits in dollars in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by the Borrower are offered to the Administrative Agent in immediately available funds in the London interbank market at 11:00 a.m., London time, on the date which is two Business Days prior to the first day of an Interest Period) and (b) of fourteen days, the Eurodollar option rate published by Classer Marshall, Inc. (Telerate page 4833) at approximately 10:00 a.m. (Dallas, Texas time), two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by the Borrower.

         "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under any statute or law, or otherwise.

         "Loan Papers" means this Agreement, the Notes, the Guaranty Agreements, and any other document or agreement executed or delivered from time to time by the Borrower, any Subsidiary of the Borrower or any other Person in connection herewith or as security for all or any part of the Obligations.

         "Material Adverse Effect" means any circumstance or event which (a) could reasonably be expected to materially impair the validity, performance or enforceability of any Loan Papers, (b) could reasonably be expected to be material and adverse to the financial condition or business operations of the Borrower and its Subsidiaries, as a whole, (c) could reasonably be expected to impair the ability of the Borrower to fulfill its obligations under the Loan Papers, (d) causes an Event of Default or (e) causes a Default which could reasonably be expected to become an Event of Default.

         "Maturity Date" means June 30, 2001, or the earlier date of termination in whole of the Commitment pursuant to Section 2.6 or 7.2 hereof.

         "Maximum Amount" means the maximum amount of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligation.

         "New Subsidiary" has the meaning assigned to it in Section 5.15 hereof.

         "Note Agreements" means, collectively, that certain (a) Note Agreement dated May 6, 1993, entered into by and between the Borrower and Teachers and
(b) Note Agreement dated July 7, 1995, entered into by and between the Borrower and Teachers.

         "Notice of Borrowing" has the meaning specified in Section 2.2(a) hereof.

         "Note" means any Revolving Credit Note or Swing Line Note and "Notes" means the Revolving Credit Notes and the Swing Line Notes.

         "Obligation" means (a) all obligations of any nature (whether matured or unmatured, fixed or contingent) of the Borrower, any Subsidiary or any other Person to the Lenders under the Loan Papers as they may be amended from time to time, (b) all obligations to any Lender under or in connection with any Hedge Agreements entered into by the Borrower or any Subsidiary and any Lender or Lenders, and (c) all obligations of the Borrower, any Subsidiary or any other Person for losses, damages, expenses or any other liabilities of any kind that any Lender may suffer by reason of a breach by the Borrower, any Subsidiary or any other Person of any obligation, covenant or undertaking with respect to any Loan Paper.

         "Other Taxes" has the meaning specified in Section 2.15(b) hereof.

         "Participant" has the meaning specified in Section 10.6(c) hereof.

         "Participation" has the meaning specified in Section 10.6(c) hereof.

         "Payment Date" means the last day of the Interest Period for any LIBOR Advance.

         "Permitted Liens" means: (a) Liens (if any) granted to the Lenders to secure the Obligation and any portion thereof; (b) pledges or deposits made to secure payment of workers' compensation (or to participate in any fund in connection with workers' compensation), unemployment insurance, pensions or social security programs; (c) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business, securing indebtedness whose payment is not yet due, and landlords liens, whether arising through contract or by operation of law, but only if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate reserves have been provided; (d) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate reserves have been provided; (e) good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, custom duties or other similar charges; (f) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such do not impair the use of such property for the uses intended, and none of which is violated by existing or proposed structures or land use; (g) purchase money Liens securing permitted purchase money indebtedness described in Section 6.1(ii) hereof; or (h) Liens against Temporary Cash Investments, to the extent that such Liens secure short-term indebtedness permitted under item (xi) of Section 6.1 hereof.

         "Person" means and includes an individual, corporation, partnership, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Prime Rate" means, at any time, the prime interest rate announced or published by the Administrative Agent from time to time as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Administrative Agent as its "prime rate;" it being understood that such rate may not be the lowest rate of interest charged by the Administrative Agent.

         "Private Placement Debt" means the indebtedness of the Borrower (and Guaranty of Domestic Subsidiaries) in the aggregate original principal amount of $30,000,000 under its senior notes designated "8.33% Senior Notes Due May 1, 2003", each payable in accordance with the respective terms of such notes and the Note Agreements, and $20,000,000 under its senior notes designated "8.14% Senior Notes Due 2007", each payable in accordance with the respective terms of such notes and the Note Agreements.

         "Quarterly Date" means the last Business Day of each March, June, September and December, beginning June 30, 1996.

         "Rate Adjustment Date" means the date which is three Business Days after the date that the Lenders receive the financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal quarter ended June 30, 1996, as required pursuant to Section 5.1(a) hereof.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

         "Regulatory Defect" means (a) any failure of the Borrower or any Subsidiary to comply with any rules, regulations and other requirements as contemplated in Section 4.18 hereof which would have or which would result in a Material Adverse Effect, and/or (b) any unfavorable examination report received by the Borrower or any Subsidiary from any regulatory authority or similar Governmental Authorities regulating any of the businesses or activities in which the Borrower or any Subsidiary is engaged, if such report would have a Material Adverse Effect.

         "Release Date" means the date on which the Notes have been paid, all other portions of the Obligation due and owing have been paid and performed in full, and the Commitment has been terminated.

         "Restricted Payment" has the meaning assigned to it in Section 5.14(d) hereof.

         "Revolving Credit Advance" means an Advance made pursuant to Section 2.1(a) hereof.

         "Revolving Credit Note" means any Promissory Note of the Borrower evidencing Revolving Credit Advances hereunder, substantially in the form of Exhibit A hereto, together with any extension, renewal or amendment thereof or substitution therefor.

         "Rights" means rights, remedies, powers and privileges.

         "SEK" means the lawful currency of Sweden.

         "Solvent" means, with respect to any Person, that the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business.

         "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., or such other legal counsel as the Administrative Agent may select.

         "Specified Percentage" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof, or if applicable, specified in its most recent Assignment Agreement.

         "Subsequent Pricing Period" means the period from and including the date which is the first day following the end of the Initial Pricing Period to the Maturity Date.

         "Stock" means (a) in the case of any corporation, capital stock of any class of such corporation (however designated) and warrants or options to purchase such capital stock, (b) in the case of any partnership, partnership interests of such partnership (however designated) and warrants or options to purchase such partnership interests, and (c) in the case of any other entity, equity interests of such entity (however designated) and warrants or options to purchase such equity interests.

         "Subsidiary" of the Borrower means any corporation, partnership, joint venture, trust or estate of which (or in which) 50% or more of:

                 (a) the outstanding capital stock having voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

                 (b) the interest in the capital or profits of such partnership or joint venture, or

                 (c)      the beneficial interest in such trust or estate,

is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more of its Subsidiaries or by one or more of the Borrower's Subsidiaries; provided, however, before the

Borrower may form or acquire a Subsidiary which is not a corporation, the Borrower shall provide written notice to the Lenders of its intent to form or create such Subsidiary and the Lenders shall have consented in writing to the formation or creation of such Subsidiary.

         "Subsidiary Guaranty" means the Guaranty executed by each Guarantor guaranteeing payment and performance of the Obligations, substantially in the form of Exhibit C hereto, as such agreement may be amended, modified, supplemented or restated from time to time.

         "Swing Line Advance" means an Advance made pursuant to Section 2.1(b) hereof.

         "Swing Line Bank" means NationsBank of Texas, N.A. and any successor thereto appointed in accordance with Section 9.1(b) hereof.

         "Swing Line Facility" has the meaning specified in Section 2.1(b) hereof.

         "Swing Line Note" means the Swing Line Note of the Borrower payable to the order of the Swing Line Bank, substantially in the form of Exhibit B hereto, together with any extension, renewal or amendment thereof or substitution therefor.

         "Taxes" has the meaning specified in Section 2.15(a) hereof.

         "Teachers" means Teachers Insurance and Annuity Association of
America.

         "Temporary Cash Investment" means any of the following Investments:
(a) Investments in open market investment grade commercial paper, maturing within 180 days after acquisition thereof, (b) Investments in marketable obligations, maturing within 180 days after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America, (c) Investments in money market funds that invest solely in the types of Investments permitted under clauses (a) and (b) hereof,
(d) Investments in repurchase agreements of any financial institution or brokerage firm acceptable to the Lenders which are fully secured by securities described in clause (b) hereof, (e) short-term investments in investment grade auction preferred stock, (f) certificates of deposit and time deposits (including Eurodollar deposits) maturing within 180 days from the date of deposit thereof which are either (i) federally insured or (ii) with a domestic office of any national or state bank or trust company organized under the laws of the United States of America or any state therein and having capital, surplus and undivided profits of at least $100,000,000, (g) with respect to Harvey & Thompson, certificates of deposit and other instruments substantially equivalent to a certificate of deposit maturing within 180 days from the date of acquisition and issued by a bank or trust company organized and located in the United Kingdom having capital, surplus and undivided profits of at least L.65,000,000, and (h) with respect to Subsidiaries organized under the laws of Sweden, certificates of deposit and other instruments substantially equivalent to a certificate of deposit maturing within 180 days from the date of acquisition and issued by a bank or trust company organized and located in Sweden having an IBCA rating of long term debt of A+ or better.

         "UCC" means the Uniform Commercial Code of Texas, as amended from time to time.

         "Voting Stock" means Stock which has voting power.

         Section 1.2 Amendments and Renewals. Each definition of an agreement in this Article 1 shall include such agreement as amended to date, and as amended or renewed from time to time in accordance with its terms, but only with the prior written consent of the Determining Lenders.

         Section 1.3 Construction. The terms defined in this Article 1 (except as otherwise expressly provided in this Agreement) for all purposes shall have the meanings set forth in Section 1.1 hereof, and the singular shall include the plural, and vice versa, unless otherwise specifically required by the context. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, unless otherwise expressly stated herein.


                                   ARTICLE 2

                                    Advances

         Section 2.1      The Advances.

         (a) Revolving Credit Advances. Each Lender severally agrees, upon the terms and subject to the conditions of this Agreement, to make Revolving Credit Advances to the Borrower from time to time up to and including the Maturity Date in an aggregate amount not to exceed an amount equal to its Specified Percentage of the Commitment for the purposes set forth in Section
4.13 hereof. Notwithstanding the immediately preceding sentence, at no time shall the sum of (i) the aggregate principal amount of Revolving Credit Advances outstanding, plus (ii) the aggregate principal amount of Swing Line Advances outstanding, exceed the Commitment. Subject to Section 2.9 hereof, Revolving Credit Advances may be repaid and then reborrowed. Any Revolving Credit Advance shall, at the option of the Borrower as provided in Section 2.2 hereof (and, in the case of LIBOR Advances, subject to availability and to the provisions of Article 8 hereof), be made as a Base Rate Advance or a LIBOR Advance; provided that there shall not be outstanding to any Lender, at any one time, more than six LIBOR Advances. On the Maturity Date unless sooner paid as provided herein, the outstanding Revolving Credit Advances shall be repaid in full.

         (b) The Swing Line Advances. The Borrower may request Swing Line Bank to make, and Swing Line Bank shall, subject to the terms and conditions hereinafter set forth, make loans ("Swing Line Advances") to Borrower from time to time on any Business Day during the period from the date hereof until the Maturity Date in an aggregate amount not to exceed at any time outstanding the lesser of (i) $2,000,000 and (ii) the sum of
(A) the Commitment, minus (B) the aggregate principal amount of Revolving Credit Advances then outstanding (the "Swing Line Facility"). Each Swing Line Advance shall be in an amount not less than $100,000 and in integral multiples of $50,000 in excess thereof, and shall be a Base Rate Advance. Within the limits of the Swing Line Facility, Swing Line Advances may be repaid and then reborrowed.

         Section 2.2      Manner of Borrowing and Disbursement.

         (a) In the case of Base Rate Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Agent at least one Business Day irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice, in substantially the form of Exhibit E hereto (a "Notice of Borrowing") (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a Base Rate Advance hereunder. Notice shall be given to the Administrative Agent prior to 11:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. Such Notice of Borrowing shall specify the requested funding date, which shall be a Business Day, and the amount of the proposed aggregate Base Rate Advances to be made by the Lenders.

         (b) In the case of LIBOR Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Agent at least two Business Days' irrevocable written notice for LIBOR Advances, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given) pursuant to a Notice of Borrowing, of its intention to borrow or continue a LIBOR Advance hereunder. Notice shall be given to the Administrative Agent prior to 11:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. LIBOR Advances shall in all cases be subject to availability and to
Article 8 hereof. For LIBOR Advances, the Notice of Borrowing shall specify the requested funding date, which shall be a Business Day, the amount of the proposed aggregate LIBOR Advances to be made by the Lenders and the Interest Period selected by the Borrower, provided that no such Interest Period shall extend past the Maturity Date.

         (c) In the case of Swing Line Advances, the Borrower, through an Authorized Signatory, shall give the Swing Line Bank and the Administrative Agent prior to 12:00 noon, Dallas, Texas time, on the date of any proposed Swing Line Advance irrevocable written notice or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a Swing Line Advance. Such Notice of Borrowing shall specify the requested funding date, which shall be a Business Day, and the amount of the proposed Swing Line Advance.

         (d) Subject to Sections 2.1 and 2.9 hereof, the Borrower shall have the option (i) to convert at any time all or any part of the outstanding Base Rate Advances to LIBOR Advances and all or any part of the outstanding LIBOR Advances to Base Rate Advances or (ii) upon expiration of any Interest Period applicable to a LIBOR Advance, to continue all or any portion of such LIBOR Advance equal to $500,000 and integral multiples of $100,000 in excess of that amount as a LIBOR Advance and the succeeding Interest Period(s) of such continued LIBOR Advance shall commence on the last day of the Interest Period of the LIBOR Advance to be continued; provided, however, (a) LIBOR Advances may only be converted into Base Rate Advances on the expiration date of the Interest Period applicable thereto and (b) notwithstanding anything in this Agreement to the contrary, no outstanding Advance may be continued as, or converted into, a LIBOR Advance when any Default or Event of Default has occurred and is continuing. At least two Business Days prior to a proposed conversion/continuation date, the Borrower, through an Authorized Signatory, shall give the Administrative Agent irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), stating (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Advance to be converted/continued, (iii) in the case of a conversion to, or a continuation of, a LIBOR Advance, the requested Interest Period, and (iv) in the case of a conversion of a Base Rate Advance to a LIBOR Advance or continuation of a LIBOR Advance, stating that no Default or Event of Default has occurred and is continuing. If the Borrower shall fail to give any notice in accordance with this Section 2.2(d), the Borrower shall be deemed irrevocably to have requested that such LIBOR Advance be converted to a Base Rate Advance in the same principal amount. Notice shall be given to the Administrative Agent prior to 11:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required.

         (e) The aggregate amount of Base Rate Advances to be made by the Lenders on any day shall be in a principal amount which is at least $500,000 and which is an integral multiple of $100,000; provided, however, that such amount may equal the unused amount of the Commitment. The aggregate amount of LIBOR Advances having the same Interest Period and to be made by the Lenders on any day shall be in a principal amount which is at least $500,000 and which is an integral multiple of $100,000.

         (f) The Administrative Agent shall promptly notify the Lenders of each notice (other than with respect to a Swing Line Advance) received from the Borrower pursuant to this Section. Each Lender shall, not later than 1:00 p.m., Dallas, Texas time, on the date of any Revolving Credit Advance, deliver to the Administrative Agent, at its address set forth herein, such Lender's Specified Percentage of such Revolving Credit Advance in immediately available funds in accordance with the Administrative Agent's instructions. Prior to 2:00 p.m., Dallas, Texas time, on the date of any Revolving Credit Advance hereunder, the Administrative Agent shall, subject to satisfaction of the conditions set forth in Article 3, disburse the amounts made available to the Administrative Agent by the Lenders by (i) transferring such amounts by wire transfer pursuant to the Borrower's instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of the Borrower maintained with the Administrative Agent. All Revolving Credit Advances shall be made by each Lender according to its Specified Percentage.

         (g) The Swing Line Bank shall, not later than 1:30 p.m., Dallas, Texas time, on the date of any Swing Line Advance, deliver to the Administrative Agent at its address set forth herein, the amount of such Swing Line Advance in immediately available funds in accordance with the Administrative Agent's instructions. Prior to 2:00 p.m., Dallas, Texas time, on the date of any Swing Line Advance, the Administrative Agent shall, subject to the conditions set forth in Article 3, disburse the amount made available to the Administrative Agent by the Swing Line Bank by (i) transferring such amounts by wire transfer pursuant to the Borrower's instructions or (ii) in the absence of such instructions, crediting such amounts to the account of the Borrower maintained with the Administrative Agent. Forthwith upon demand by the Swing Line Bank and in any event upon the making of the request or the granting of the consent specified by Section 7.2 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 7.2, each Lender, including the Swing Line Bank, notwithstanding the failure of the Borrower at such time to satisfy each condition specified in Article 3, but provided that an Event of Default of the type specified in Section 7.1(g) or Section 7.1(h) has not occurred, shall make by 12:00 noon (Dallas, Texas time) on the first Business Day following receipt by such Lender of notice from the Swing Line Bank, a Revolving Credit Advance which is a Base Rate Advance in an amount equal to the product of (i) the Specified Percentage of such Lender times (ii) the aggregate outstanding principal amount of the Swing Line Advances. The proceeds of such Revolving Credit Advances shall be applied by the Administrative Agent to repay the outstanding Swing Line Advance. In the event of an occurrence of an Event of Default of the type specified in Section 7.1(g) or Section 7.1(h), the Swing Line Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Swing Line Bank, in each case irrevocably and without any further action by any party, an unlimited interest and participation in the Swing Line Advances in an aggregate amount equal to the product of (i) the Specified Percentage of such Lender times (ii) the aggregate outstanding principal amount of the Swing Line Advances.

         Section 2.3      Interest.

         (a)     On Base Rate Advances.

                 (i) The Borrower shall pay interest on the outstanding unpaid principal amount of each Base Rate Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) or repaid, at a rate per annum equal to the Base Rate Basis for such Base Rate Advance as in effect from time to time provided that interest on such Base Rate Advance shall not exceed the Highest Lawful Rate. If at any time the Base Rate Basis would otherwise exceed the Highest Lawful Rate, interest payable on such Base Rate Advance shall be limited to the Highest Lawful Rate, but the Base Rate Basis shall not thereafter be reduced below the Highest Lawful Rate until the total amount of interest accrued on such Advance equals the amount of interest that would have accrued if the Base Rate Basis had been in effect at all times.

                 (ii) Interest on each Base Rate Advance shall be computed on the basis of a year of 365 or 366 days, as applicable, for the number of days actually elapsed, and shall be payable in arrears on each Quarterly Date and on the Maturity Date.

         (b)     On LIBOR Advances.

                 (i) The Borrower shall pay interest on the unpaid principal amount of each LIBOR Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) or repaid, at a rate per annum equal to the LIBOR Basis for such Advance. The Administrative Agent shall determine the LIBOR Basis on the second Business Day prior to the applicable funding date and shall notify the Borrower and the Lenders of such LIBOR Basis.

                 (ii) Subject to Section 10.9 hereof, interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the applicable Payment Date and on the Maturity Date; provided, however, that if the Interest Period for such Advance exceeds three months, interest shall also be due and payable in arrears on the three-month anniversary of the first day of such Interest Period.

         (c)     On Swing Line Advances.

                 (i) The Borrower shall pay interest on the outstanding unpaid principal amount of each Swing Line Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) or repaid, at a rate per annum equal to the Base Rate Basis for such Swing Line Advance as in effect from time to time provided that interest on such Swing Line Advance shall not exceed the Highest Lawful Rate. If at any time the Base Rate Basis would otherwise exceed the Highest Lawful Rate, interest payable on such Swing Line Advance shall be limited to the Highest Lawful Rate, but the Base Rate Basis shall not thereafter be reduced below the Highest Lawful Rate until the total amount of interest accrued on such Advance equals the amount of interest that would have accrued if the Base Rate Basis had been in effect at all times.

                 (ii) Interest on each Swing Line Advance shall be computed on the basis of a year of 365 or 366 days, as applicable, for the number of days actually elapsed, and shall be payable in arrears on each Quarterly Date and on the Maturity Date.

         (d) Interest if No Notice of Selection of Interest Rate Basis. If the Borrower fails to give the Administrative Agent timely notice of its selection of a LIBOR Basis or an Interest Period for a LIBOR Advance, or if for any reason a determination of a LIBOR Basis for any Advance is not timely concluded due to the fault of the Borrower, the appropriate Base Rate Basis shall apply to such Advance.

         (e) Interest After an Event of Default. (i) After an Event of Default (other than an Event of Default specified in Section 7.1(g) or 7.1(h) hereof) and during any continuance thereof, at the option of the Determining Lenders, and (ii) after an Event of Default specified in Section 7.1(g) or 7.1(h) hereof and during any continuance thereof, automatically and without any action by the Administrative Agent or any Lender, the Obligations shall bear interest at a rate per annum equal to the Default Rate, and which shall be computed on a basis of 365 or 366 days, as applicable, for the actual number of days elapsed. Such interest shall be payable on the earlier of demand or the Maturity Date, and shall accrue until the earlier of (i) waiver or cure (to the reasonable satisfaction of the Determining Lenders) of the applicable Event of Default, (ii) agreement by the Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to accelerate the maturity of the Advances or to exercise any other rights or remedies under the Loan Papers to charge interest at the Default Rate. The Lenders will give the Borrower prior notice of the decision to charge interest at the Default Rate, unless the Default Rate is charged as a result of the occurrence of an Event of Default specified in Section 7.1(g) or 7.1(h) hereof.

         Section 2.4      Fees.

         (a) Closing Fee. Subject to Section 10.9 hereof, the Borrower agrees to pay to the Administrative Agent, for the account of the Lenders, a closing fee equal to 0.375% of each Lender's portion of the Commitment (the "Closing Fee"). The Closing Fee shall be payable on the date of the initial Advance, fully earned when due and, subject to Section 10.9 hereof, nonrefundable when paid.

         (b) Commitment Fee. Subject to Section 10.9 hereof, the Borrower agrees to pay to the Administrative Agent, for the account of the Lenders, a commitment fee (the "Commitment Fee") on the average daily unused portion of the Commitment (computed with respect to (i) the Swing Line Bank as the product of the Swing Line Bank's Specified Percentage times the Commitment minus the Revolving Credit Advances and Swing Line Advances made by the Swing Line Bank and (ii) each other Lender as the product of such Lender's Specified Percentage times the Commitment minus the Revolving Credit Advances made by such Lender), commencing on the Agreement Date and continuing through the Maturity Date, at a per annum percentage of 0.25%, payable quarterly in arrears on each Quarterly Date and on the Maturity Date. The Commitment Fee shall be computed on a basis of 365 or 366 days, as applicable, for the number of days actually elapsed.

         Section 2.5      Prepayment.

         (a) Voluntary Prepayments. Upon three Business Days' prior telephonic notice (to be promptly followed by written notice) by an Authorized Signatory to the Administrative Agent,

LIBOR Advances may be voluntarily prepaid, but only so long as the Borrower concurrently reimburses the Lenders for any Consequential Loss in accordance with Section 2.9 hereof. The principal amount of any Base Rate Advance may be prepaid in full or in part at any time, without penalty. Any notice of prepayment shall be irrevocable.

         (b) Mandatory Prepayment. On or before the date of any reduction of the Commitment, the Borrower shall prepay outstanding Advances in an amount necessary to reduce the same to an amount less than or equal to the Commitment as so reduced. The Borrower shall first prepay all Base Rate Advances which are not Swing Line Advances, second prepay all Swing Line Advances and shall thereafter prepay LIBOR Advances. To the extent that any prepayment requires that a LIBOR Advance be repaid on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with
Section 2.9 hereof. To the extent that the outstanding Advances exceed the Commitment after any reduction thereof, the Borrower shall repay any such excess amount and all accrued interest thereon on the date of such reduction.

         (c) Prepayments, Generally. Any prepayment of an Advance (other than a Base Rate Advance) shall be accompanied by interest accrued on the principal amount being prepaid. Any voluntary partial prepayment of a Base Rate Advance which is not a Swing Line Advance shall be in a principal amount of $100,000 or an integral multiple thereof. Any voluntary partial prepayment of a LIBOR Advance shall be in a principal amount of $500,000 or an integral multiple of $100,000 if in excess thereof. Any voluntary partial prepayment of a Swing Line Advance shall be in a principal amount of $50,000 or an integral multiple thereof. All voluntary prepayments shall be applied in the order directed in writing by the Borrower to the Administrative Agent. If the Borrower fails to so direct the Administrative Agent or if the prepayment occurs during the occurrence and continuance of an Event of Default, such prepayment shall be applied in the inverse order of maturity.

         Section 2.6      Reduction of Commitment.

         (a) Voluntary Reduction. The Borrower shall have the right, upon not less than 10 Business Days' notice (provided no notice shall be required for a termination in whole of the Commitment) by an Authorized Signatory to the Administrative Agent (if telephonic, to be confirmed by telex or in writing on or before the date of reduction or termination), which shall promptly notify the Lenders, to terminate or reduce the Commitment, in whole or in part. Each partial termination shall be in an aggregate amount which is at least $1,000,000 and which is an integral multiple of $100,000, and no voluntary reduction in the Commitment shall cause any LIBOR Advance to be repaid prior to the last day of its Interest Period.

         (b) Mandatory Reduction. On the Maturity Date, the Commitment shall automatically reduce to zero.

         (c) General Requirements. Upon any reduction of the Commitment pursuant to this Section, the Borrower shall immediately make a prepayment of applicable Advances in accordance with

Section 2.5(b) hereof. The Borrower shall reimburse each Lender for any Consequential Loss incurred by each Lender in connection with any such payment, as set forth in Section 2.9 hereof to the extent applicable. The Borrower shall not have any right to rescind any termination or reduction. Once reduced, the Commitment may not be increased or reinstated.

         Section 2.7 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender prior to the date of any proposed Revolving Credit Advance (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Revolving Credit Advance available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall, without prejudice to the Borrower's rights against such Lender, be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand, from the Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was available to the Borrower and ending on (but excluding) the date the Administrative Agent receives such amount from the Lender or the Borrower, as the case may be, at a per annum rate equal to the lesser of (i) the Highest Lawful Rate or (ii)(A) in the case of such Lender, the Federal Funds Rate or (B) in the case of the Borrower, the interest rate applicable to such Revolving Credit Advance. No Lender shall be liable for any other Lender's failure to fund a Revolving Credit Advance hereunder.

         Section 2.8 Payment of Principal of Advances. To the extent not otherwise required to be paid earlier as provided herein, the principal amount of the Advances, all accrued interest and fees thereon, and all other Obligations related thereto, shall be due and payable in full on the Maturity Date.

         Section 2.9 Reimbursement. Whenever any Lender shall sustain or incur any losses or reasonable out-of-pocket expenses in connection with (a) failure by the Borrower to borrow any LIBOR Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), or (b) any prepayment for any reason of any LIBOR Advance in whole or in part, the Borrower agrees to pay to any such Lender, upon its demand, an amount equal to the Consequential Loss of such Lender related thereto, subject to Section 10.9 hereof. Such Lender's good faith determination of the amount of the Consequential Loss, calculated in its usual fashion, absent manifest error, shall be binding and conclusive. Notwithstanding the above, the Borrower's obligation to pay such amount is conditional on the receipt from such Lender of a certificate setting forth the amount to be paid to it by the Borrower hereunder and calculations therefor, as well as the assumptions and reasoning underlying such calculations.

         Section 2.10     Manner of Payment.

         (a) Each payment (including prepayments) by the Borrower of the principal of or interest on the Advances, fees, and any other amount owed under this Agreement or any other Loan Paper shall be made not later than 12:00 noon (Dallas, Texas time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's office, in lawful money of the United States of America constituting immediately available funds.

         (b) If any payment under this Agreement or any other Loan Paper shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, unless such Business Day falls in another calendar month, in which case payment shall be made on the preceding Business Day. Any extension or reduction of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

         (c) The Borrower agrees to pay principal, interest, fees and all other amounts due under the Loan Papers without deduction for set-off or counterclaim or any deduction whatsoever.

         (d) If some but less than all amounts due from the Borrower are received by the Administrative Agent, the Administrative Agent shall apply such amounts in the following order of priority: (i) to the payment of the Administrative Agent's expenses incurred on behalf of the Lenders then due and payable, if any; (ii) to the payment of all other fees and amounts then due and payable under the Loan Papers; (iii) to the payment of interest then due and payable on the Advances; and (iv) to the payment of principal then due and payable on the Advances.

         (e) Each payment by the Borrower in respect of obligations relating to the Revolving Credit Advance (whether for principal, interest, fees or otherwise) shall be made to the Administrative Agent for the account of the Lenders pro rata in accordance with their respective Specified Percentages. Each payment by the Borrower in respect of obligations relating to Swing Line Advances (whether for principal, interest, fees or otherwise) shall be made to the Administrative Agent for the account of the Swing Line Bank. Notwithstanding anything in this Section 2.10(e) or any other provision of this Agreement or any other Loan Paper to the contrary, any payment by the Borrower in respect of any Advances after acceleration of the Advances pursuant to
Section 7.2 or any monies received by the Administrative Agent as a result of the exercise of remedies under any Loan Papers after acceleration of the Advances pursuant to Section 7.2 shall be distributed pro rata to each Lender based on the percentage that the outstanding Advances owed to such Lender bears to the aggregate Advances owed to all Lenders.

         Section 2.11 LIBOR Lending Offices. Each Lender's initial LIBOR Lending Office is set forth opposite its name in Schedule 1 attached hereto. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Advance to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of the Borrower for increased costs or expenses resulting solely from such designation or transfer (except any such transfer which is made by a Lender pursuant to Section 8.2 or 8.3 hereof, or otherwise for the purpose of complying with Applicable Law). Increased costs for expenses resulting from a change in law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

         Section 2.12 Sharing of Payments. Any Lender obtaining a payment (whether voluntary or involuntary, due to the exercise of any right of set-off, or otherwise) on account of its Revolving Credit Advances (other than pursuant to Sections 2.15, 8.3 or 8.5), in excess of its Specified Percentage of all payments made by the Borrower with respect to Revolving Credit Advances shall purchase from each other Lender such participation in the Revolving Credit Advances made by such other Lender as shall be necessary to cause such purchasing Lender to share the excess payment pro rata according to Specified Percentages with each other Lender; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest unless the purchasing Lender is obligated to pay interest on the payment received, in which case each of the other Lenders shall pay its pro rata share of such interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section, to the fullest extent permitted by law, may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         Section 2.13 Calculation of Rates. The provisions of this Agreement relating to calculation of the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a LIBOR Advance as it sees fit.

         Section 2.14 Booking Loans. Any Lender may make, carry or transfer Advances at, to or for the account of any of its branch offices or the office of any Affiliate of such Lender.

         Section 2.15     Taxes.

         (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.10, free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on, based upon or measured by its income, net worth or capital, and franchise taxes, doing business taxes or minimum taxes imposed on it, (i) by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized and in which it has its applicable lending office or any political subdivision thereof; (ii) by any other jurisdiction, or any political subdivision thereof, other than those imposed by reason of (A) an asserted relation of such jurisdiction to the transactions contemplated by this Agreement, (B) the activities of the Borrower in such jurisdiction, or (C) the activities in connection with the transactions contemplated by this

Agreement of a Lender or the Administrative Agent; (iii) by reason of failure by the Lender or the Administrative Agent to comply with the requirements of paragraph (e) of this Section 2.15; and (iv) in the case of any Lender, any Taxes in the nature of transfer, stamp, recording or documentary taxes resulting from a transfer (other than as a result of foreclosure) by such Lender of all or any portion of its interest in this Agreement, the Notes or any other Loan Papers (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (x) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

         (b) In addition, the Borrower agrees to pay any and all stamp and documentary taxes and any and all other excise and property taxes, charges and similar levies (other than described in clause (iv) of the first sentence of Section 2.15(a)) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Paper (hereinafter referred to as "Other Taxes").

         (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender or the Administrative Agent (as the case may be) and all liabilities (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted, other than penalties, additions to tax, interest and expenses arising as a result of gross negligence on the part of such Lender or the Administrative Agent, provided, however, that the Borrower shall have no obligation to indemnify such Lender or the Administrative Agent unless and until such Lender or the Administrative Agent shall have delivered to the Borrower a certificate setting forth in reasonable detail the basis of the Borrower's obligation to indemnify such Lender or the Administrative Agent pursuant to this Section 2.15. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

         (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder, the Borrower will furnish to the Administrative Agent a certificate from each appropriate taxing authority, or an opinion of counsel reasonably acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes, provided, however, that such certificate or opinion need only be given if: (i) the Borrower makes any payment from any account located outside the United States, or (ii) the payment is made by a payor that is not a United States Person. For purposes of this Section 2.15 the terms "United States" and "United States Person" shall have the meanings set forth in Section 7701 of the Code.

         (e) Each Lender which is not a United States Person hereby agrees that:

                 (i) it shall, no later than the Agreement Date (or, in the case of a Lender which becomes a party hereto pursuant to Section
         10.6 after the Agreement Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower through the Administrative Agent, with a copy to the Administrative Agent:

                 (A) if any lending office is located in the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"); and

                 (B) if any lending office is located outside the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001");

         in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such lending office or lending offices under this Agreement free from withholding of United States Federal income tax;

                 (ii) if at any time such Lender changes its lending office or lending offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to the Borrower through the Administrative Agent, with a copy to the Administrative Agent, in replacement for the forms previously delivered by it hereunder:

                 (A) if such changed or additional lending office is located in the United States of America, two (2) accurate and complete signed originals of Form 4224; or

                 (B) otherwise, two (2) accurate and complete signed originals of Form 1001,

         in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Agreement free from withholding of United States Federal income tax;

                 (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in clause (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Lender and if the delivery of the same be lawful, deliver to the Borrower through the Administrative Agent with a copy to the Administrative Agent, two (2) accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Lender;

                 (iv) it shall, promptly upon the request of the Borrower to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes;

                 (v) it shall notify the Borrower within 30 days after any event (including an amendment to, or a change in any Applicable Law or in the written interpretation thereof by any regulatory authority or any judicial authority, or by any ruling applicable to such Lender of any governmental authority charged with the interpretation or administration of any law) shall occur that results in such Lender no longer being capable of receiving payments without any deduction or withholding of United States federal income tax; and

                 (vi) such Lender shall not be considered to have complied with paragraph (e) of this Section 2.15 to the extent that the forms described in paragraph (e)(i)(B) of this Section 2.15 indicate that such Lender is not entitled to receive payments under this Agreement free of withholding of United States Federal Income Tax.

         (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.15 shall survive the payment in full of principal and interest hereunder.

         (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.15 shall use its reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender.

         (h) Each Lender (and the Administrative Agent with respect to payments to the Administrative Agent for its own account) agrees that (i) it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from United States withholding taxes (whether available by treaty, existing administrative waiver, by virtue of the location of any Lender's lending office) and (ii) otherwise cooperate with the Borrower to minimize amounts payable by the Borrower under this Section 2.15; provided, however, the Lenders and the Administrative Agent shall not be obligated by reason of this Section 2.15(h) to contest the payment of any Taxes or Other Taxes or to disclose any information regarding its tax affairs or tax computations or reorder its tax or other affairs or tax or other planning. Subject to the foregoing, to the extent the Borrower pays sums pursuant to this
Section 2.15 and the Lender or the Administrative Agent receives a refund of any or all of such sums, such refund shall be applied to reduce any amounts then due and owing under this Agreement or, to the extent that no amounts are due and owing under this Agreement at the time such refunds are received, the party receiving such refund shall promptly pay over all such refunded sums to the Borrower, provided that no Default or Event of Default is in existence at such time.

                                   ARTICLE 3

                              Conditions Precedent

         Section 3.1 Conditions Precedent to the Effectiveness of this Agreement. This Agreement shall be effective upon receipt by the Administrative Agent of the following, in form and substance satisfactory to each Lender, with a copy (except for the Notes) for each Lender, or satisfaction of the following:

         (a) a loan certificate of the Borrower certifying as to the accuracy of its representations and warranties in the Loan Papers, certifying that no Default or Event of Default has occurred, and including a certificate of incumbency with respect to each Authorized Signatory, and including (i) a copy of the articles of incorporation of the Borrower, certified to be true, complete and correct by the secretary of state of its state of incorporation (or a certification that there has been no change thereto from such form provided in connection with the Existing Credit Agreement), (ii) a copy of the by-laws of the Borrower, as in effect on the Agreement Date (or a certification that there has been no change thereto from such form provided in connection with the Existing Credit Agreement), and (iii) a copy of the resolutions of the Borrower authorizing it to execute, deliver and perform this Agreement, the Notes and the other Loan Papers to which it is a party;

         (b) a certificate of an officer acceptable to the Lenders of each Guarantor, certifying as to the incumbency of the officers signing the Loan Papers to which it is a party, and including (i) a copy of its articles of incorporation (or articles of partnership or other appropriate governing documents), certified as true, complete and correct by the secretary of state of its state of incorporation or organization (or a certification that there has been no change thereto from such form provided in connection with the Existing Credit Agreement), (ii) a copy of its by-laws (or partnership agreement or other appropriate governing document), as in effect on the Agreement Date (or a certification that there has been no change thereto from such form provided in connection with the Existing Credit Agreement), and (iii) a copy of the resolutions authorizing it to execute, deliver and perform the Loan Papers to which it is a party;

         (c) duly executed Revolving Credit Notes, payable to the order of each Lender and in an amount for each Lender equal to its Specified Percentage of the Commitment;

         (d) opinions of general counsel to the Borrower and the Subsidiaries addressed to the Lenders and in form and substance satisfactory to the Lenders, dated the Agreement Date, and covering such matters incident to the transactions contemplated hereby as the Administrative Agent or Special Counsel may reasonably request;

         (e) reimbursement for the Administrative Agent for Special Counsel's reasonable fees and expenses rendered through the Agreement Date;

         (f) evidence that all corporate or other proceedings of the Borrower and the Subsidiaries taken in connection with the transactions contemplated by this Agreement and the other Loan Papers shall be reasonably satisfactory in form and substance to the Lenders and Special Counsel; and the Lenders shall have received copies of all documents or other evidence which the Administrative Agent, Special Counsel or any Lender may reasonably request in connection with such transactions;

         (g)     the Closing Fee as required pursuant to Section 2.4(a);

         (h) the completed Guaranty Agreements duly executed by the Guarantors;

         (i) the duly executed Swing Line Note, payable to the order of the Swing Line Bank in the principal amount of $2,000,000; and

         (j) in form and substance satisfactory to the Lenders and Special Counsel, such other documents, instruments and certificates as the Administrative Agent or any Lender may reasonably require in connection with the transactions contemplated hereby, including without limitation documents regarding the status, organization or authority of the Borrower or any Subsidiary or any other Person executing a Loan Paper, and the enforceability of the Obligation.

         Section 3.2 Conditions Precedent to All Advances. The obligation of each Lender to make each Advance hereunder (including the initial Advance) hereunder is subject to fulfillment of the following conditions immediately prior to or contemporaneously with each such Advance:

         (a) With respect to Advances, all of the representations and warranties of the Borrower under this Agreement, which, pursuant to Section
4.22 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Advance;

         (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency delivered in the Borrower's loan certificate pursuant to Section 3.1(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent. The Lenders may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated on or before the date of such Advance, is received by the Administrative Agent from the Borrower prior to the making of such Advance;

         (c)     There shall not exist a Default or Event of Default hereunder;

         (d) The aggregate Advances, after giving effect to such proposed Advance, shall not exceed the maximum principal amount then permitted to be outstanding hereunder; and

         (e) The Administrative Agent shall have received all such other certificates, reports, statements, opinions of counsel or other documents as the Administrative Agent or any Lender may reasonably request;

provided, however, that the obligation of each Lender to make a Revolving Credit Advance pursuant to Section 2.2(g) shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation,
(i) the occurrence of any Default or Event of Default (other than an Event of Default of the type specified in Section 7.1(g) or 7.1(h)), (ii) the failure of the Borrower to satisfy any condition set forth in this Section 3.2 at the time of such Revolving Credit Advance, or (iii) any other circumstance, happening or event whatsoever.

         Section 3.3 Conditions Precedent to Conversions and Continuations. The obligation of the Lenders to convert any existing Base Rate Advance into a LIBOR Advance or to continue any existing LIBOR Advance is subject to the condition precedent that on the date of such conversion or continuation no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation. The acceptance of the benefits of each such conversion and continuation shall constitute a representation and warranty by the Borrower to each of the Lenders that no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation.

         Section 3.4 Existing Credit Agreement. Upon execution of this Agreement by all parties hereto and satisfaction of all conditions set forth in Sections 3.1 and 3.2 hereof, the Existing Credit Agreement shall be deemed amended and restated as provided herein and the indebtedness under the Existing Credit Agreement shall not be novated by this Agreement and all obligations under the Existing Credit Agreement shall remain outstanding and shall be subject to the terms and provisions of this Agreement.


                                   ARTICLE 4

                         Representations and Warranties

         To induce the Lenders to make Revolving Credit Advances, to induce the Swing Line Bank to make the Swing Line Advances, the Borrower represents and warrants that:

         Section 4.1 Organization and Good Standing. The Borrower and each of its Subsidiaries which is a corporation is duly organized and existing in good standing under the laws of the jurisdiction of its incorporation, is duly qualified as a foreign corporation and in good standing in all jurisdictions in which it is doing business and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is qualified in those jurisdictions wherein it proposes to transact business in the future, if failure to be so qualified would have a Material Adverse Effect. Each of the Subsidiaries which is a limited partnership is a limited partnership duly organized and existing in good standing under the laws of the jurisdiction of its creation and is qualified to own assets and transact business in jurisdictions where it transacts business or proposes to transact business in the future, wherever necessary, if failure to be so qualified would have a Material Adverse Effect.

         Section 4.2 Authorization and Power. The Borrower and each of the Subsidiaries has the corporate or partnership (as the case may be) power and requisite authority to execute, deliver and perform the Loan Papers to be executed by them. The Borrower and each of the Subsidiaries is duly authorized to, and has taken all corporate or partnership (as the case may be) action necessary to authorize their execution, delivery and performance of this Agreement, the Notes and the other Loan Papers to be executed by them and is and will continue to be duly authorized to perform this Agreement, the Notes and the other Loan Papers.

         Section 4.3 No Conflicts or Consents. Neither the execution and delivery of this Agreement, the Notes or the other Loan Papers, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or materially conflict with any provision of law, statute or regulation to which the Borrower or any Subsidiary is subject or any judgment, license, order or permit applicable to the Borrower or any Subsidiary, or any indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary may be bound, or to which the Borrower or any Subsidiary may be subject, or result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Subsidiary, or violate any provision of the charter, bylaws, partnership agreement or other organizational documents of the Borrower or any Subsidiary. No consent, approval, authorization or order of any court or Governmental Authority or third party is required in connection with the execution and delivery by any of the Borrower or Subsidiaries of the Loan Papers or to consummate the transactions contemplated hereby or thereby.

         Section 4.4 Enforceable Obligations. This Agreement, the Notes and the other Loan Papers are the legal and binding obligations of the Borrower, and the Guaranty Agreement executed by the Guarantors and other Loan Papers to which the Subsidiaries, or any of them, are parties are the legal and binding obligations of such Subsidiaries, all enforceable in accordance with their respective terms, except as limited by Debtor Relief Laws.

         Section 4.5 No Liens. All of the properties and assets of the Borrower and the Subsidiaries are free and clear of all mortgages, liens, encumbrances and other adverse claims of any nature, except for Permitted Liens, and such Persons have good and marketable title to such properties and assets.

         Section 4.6 Financial Condition. The Borrower has delivered to the Lenders copies of the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1995, and the related consolidated statements of income, stockholders' equity and statements of cash flows for the year ended such date, certified by Coopers & Lybrand L.L.P., independent certified public accountants; such financial statements fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as of such date on an unqualified basis and have been prepared in accordance with GAAP applied on a basis consistent (except for the Adjustment of Revenue Recognition) with that of prior periods; as of the Agreement Date, there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of the Borrower or any of its Consolidated Subsidiaries which are (separately or in the aggregate) material and are not reflected in such financial statements. No changes having a Material Adverse Effect have occurred in the financial condition or business of the Borrower or any of its Consolidated Subsidiaries since the date of such financial statements.

         Section 4.7 Full Disclosure. There is no material fact (excluding general economic conditions not peculiar to the Borrower or any Subsidiary) known to the Borrower or any Subsidiary that the Borrower has not disclosed to the Lenders which could reasonably be expected to have a Material Adverse Effect. Neither the financial statements referred to in Section 4.6 hereof, nor any certificate or statement delivered by the Borrower to the Administrative Agent or any Lender in connection with negotiations of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

         Section 4.8 No Default or Event of Default. No event or condition has occurred and is continuing which constitutes a Default or an Event of Default.

         Section 4.9 Material Agreements. Neither the Borrower nor any Subsidiary is in default in any respect under any loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its properties is bound, which default would have a Material Adverse Effect.

         Section 4.10 No Litigation. There are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of the Borrower threatened, against the Borrower or any Subsidiary
(a) that would, if adversely determined, have a Material Adverse Effect or (b) that purports to affect the legality, validity or enforceability of this Agreement or any other Loan Paper.

         Section 4.11 Burdensome Contracts. Neither the Borrower nor any Subsidiary is a party to, or bound by, any contract which is a burdensome contract having a Material Adverse Effect on the business, operations or financial condition of the Borrower or any Subsidiary.

         Section 4.12 Regulatory Defects. As of the Agreement Date, there are no Regulatory Defects of which the Borrower has been advised or has actual knowledge.

         Section 4.13 Use of Proceeds; Margin Stock. The proceeds of the Revolving Credit Advances and the Swing Line Advances will be used for the Borrower's and its Consolidated

Subsidiaries' working capital purposes (including intercompany loans), acquisitions (but only to the extent permitted hereunder) and other lawful, general corporate purposes. None of such proceeds will be used for the purpose of purchasing or carrying any investment securities, except as may be specifically authorized herein, and none of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U or G of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221 and 207), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U or G. Except for extensions of credit pursuant to 12 C.F.R. Section 207.5, the Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause the Notes or any of the other Loan Papers, including this Agreement, to violate Regulation U or G or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.
Neither the Borrower nor any of its Subsidiaries own any "margin stock".

         Section 4.14 No Financing of Corporate Takeovers. No proceeds of the Revolving Credit Advances or the Swing Line Advances will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Exchange Act, including particularly (but without limitation) Sections 13(d) and 14(d) thereof, except as otherwise permitted pursuant to Section 6.7 hereof.

         Section 4.15 Taxes. All tax returns required to be filed by the Borrower and the Subsidiaries in all jurisdictions have been filed and all taxes (including mortgage recording taxes), assessments, fees and other governmental charges upon the Borrower and the Subsidiaries and upon their properties, income or franchises have been paid by the date or dates, respectively, on which such taxes, assessments, fees and other charges are due, except for amounts contested in good faith and for which sufficient reserves have been established and immaterial amounts which may unintentionally remain unpaid due to such matters as inadvertent discrepancies between taxes shown to be due in prepared tax returns and actual taxes due. There is no proposed tax assessment against the Borrower or any Subsidiary which would have a Material Adverse Effect and there is no basis for such assessment.

         Section 4.16 Principal Office, Etc. The principal office, chief executive office and principal place of business of the Borrower is at 1600 West Seventh Street, Fort Worth, Texas 76102. The Borrower maintains its principal books and records and the principal books and records of Subsidiaries (other than Cash America, Inc.) at such address. The principal books and records of Cash America, Inc. are maintained at Suite 350, 1013 Centre Road, Wilmington, Delaware 19805.

         Section 4.17 ERISA. Neither the Borrower, any member of the controlled group of corporations as defined in Section 1563 of the Code, or the group of trades or businesses under common control as defined in Section 414(c) of the Code, as amended, of which the Borrower is a part or may become a part, has ever established or maintained, nor does the Borrower or any Subsidiary presently intend to establish or maintain, an employee pension benefit plan or other similar or related employee pension benefit plan for employees of the Borrower and/or Subsidiaries and covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued pursuant thereto, or subject to the minimum funding standards under Section 412 of the Code, as amended, or any similar or related employee pension benefit plan, whether domestic or foreign, which might be created or formed pursuant to any laws or regulations which ever succeed or replace the foregoing laws or regulations. However, the Borrower maintains (a) a qualified Code Section 401(k) savings plan, (b) a qualified Code Section 125 flexible benefit plan for its employees and Subsidiaries' employees and (c) a non-qualified savings plan for its key management employees.

         Section 4.18 Compliance with Law. The Borrower and the Subsidiaries are in compliance with all laws, rules, regulations, ordinances, orders and decrees of every Governmental Authority which are applicable to the Borrower, the Subsidiaries and their business or properties, the failure to comply with which would have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has been notified by any Governmental Authority that any of the Borrower or any Subsidiary has failed to comply with any such laws, rules, regulations, orders or decrees the failure to comply with which would result in a Material Adverse Effect.

         Section 4.19 Insider. The Borrower is not, and no Person having "control" (as that term is defined in 12 U.S.C. Section 375(b)(5) or in regulations promulgated pursuant thereto) of the Borrower is, an "executive officer", "director", or "person who directly or indirectly or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities" (as those terms are defined in 12 U.S.C.
Section 375(b) or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a subsidiary, or of any subsidiary of a bank holding company of which any Lender is a subsidiary, or of any bank at which Lender maintains a correspondent account, or of any bank which maintains a correspondent account with any Lender.

         Section 4.20 Subsidiaries; Trade Names. Except for Consolidated Subsidiaries and any New Subsidiaries of which the Borrower has notified Lenders in writing with respect thereto (which New Subsidiaries, if Domestic Subsidiaries, shall strictly comply with Section 5.15 hereof), the Borrower has not formed, created or acquired any Subsidiary. All trade names used by any of the Borrower and/or the Subsidiaries have been provided in writing to the Lenders, and assumed name certificates have been duly filed of record with appropriate Governmental Authorities for each of such trade names.

         Section 4.21 Solvency. The Borrower is, and the Borrower and its Subsidiaries on a consolidated basis are, Solvent.

         Section 4.22 Representations and Warranties. Each request for an Advance shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by the Borrower that no Default or Event of Default exists and that all representations and warranties contained in this Article 4 and in any other Loan Paper are true and correct at and as of the date that the Advance is made, and after giving effect thereto.

         Section 4.23     Survival of Representations, Etc.  All
representations and warranties by the Borrower herein shall survive delivery of the Notes and the making of the Revolving Credit Advances and the Swing Line Advances, and any investigation at any time made by or on behalf of Lenders shall not diminish Lenders' right to rely thereon.


                                   ARTICLE 5

                               Business Covenants

         Until the Commitment shall be terminated in accordance with the terms hereof and until payment in full of the Notes and the Obligation, the Borrower agrees that:

         Section 5.1 Financial Statements, Reports and Documents. The Borrower shall deliver to each Lender, each of the following:

         (a) Quarterly Statements. As soon as available, and in any event within forty-five (45) days, after the end of each quarterly fiscal period of each Fiscal Year of the Borrower, copies of the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal period, and consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Consolidated Subsidiaries for that quarterly fiscal period and for the portion of the Fiscal Year ending with such period, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail, and certified by the corporate treasurer or president of the Borrower (in representative capacity but not in individual capacity) as having been prepared in accordance with GAAP, subject to year-end audit and adjustments;

         (b) Annual Statements. As soon as available and in any event within ninety (90) days after the close of each Fiscal Year of the Borrower, copies of the consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the close of such Fiscal Year and consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Consolidated Subsidiaries for such Fiscal Year, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and accompanied by (a) an unqualified opinion of Coopers & Lybrand L.L.P., or of other independent public accountants of recognized national standing selected by the Borrower and satisfactory to the Lenders (the "Accounting Firm"), to the effect that such financial statements have been prepared in accordance with GAAP consistently maintained and applied (except for changes in which such accountants concur) and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (b) a report of the Accounting Firm to the effect that the Accounting Firm has reviewed this Agreement and the financial covenants contained in Section 5.14 hereof and stating whether or not any matter has come to the attention of the Accounting Firm that would cause it to believe that the Borrower has failed to comply with the terms, covenants, provisions or conditions of this Agreement or
Section 5.14 hereof (and, if any such matter has come to their attention, then stating such matter) as of the last day of such Fiscal Year; and within the same time, separate audited statutory financial statements of Harvey & Thompson and CAII Pantbelaning Aktiebolag and its subsidiaries.

         (c) Management Letters and Responses. Promptly upon receipt thereof, one copy of each management letter submitted to the Borrower by the Accounting Firm (and each response of the Borrower thereto), it being understood and agreed that all material items which are furnished to the Lenders pursuant to this Section 5.1(c) shall be treated as confidential, but nothing herein contained shall limit or impair the right of any of the Lenders to disclose such items to any prospective or actual Participant or Assignee under Section 10.6 hereof or any appropriate Governmental Authority (if required by Applicable Law) or to use such information to the extent pertinent to an evaluation of the Obligation or to enforce compliance with the terms and conditions of this Agreement, or to take any lawful action which any Lender deems necessary to protect its interests under this Agreement;

         (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement and proxy statement sent by the Borrower to stockholders generally and of each episodic, regular or periodic report, and prospectus, filed by the Borrower with any securities exchange or the Securities and Exchange Commission or any successor agency, and of any order issued by any Governmental Authority in any proceeding to which the Borrower is a party;

         (e) Compliance Certificate. Within forty-five (45) days after the end of each fiscal quarter of the Borrower hereafter, and within ninety (90) days after each Fiscal Year end, a certificate executed by the corporate treasurer or president or chief financial officer or controller of the Borrower in a form substantially identical to Exhibit F attached hereto, stating (in representative capacity but not individual capacity) that a review of the activities of the Borrower during such fiscal quarter or Fiscal Year has been made under his supervision and that (to the best knowledge and belief of such officer, after reasonable and due investigation and review of matters pertinent to the subject matter of such certificate) the Borrower has observed, performed and fulfilled each and every obligation and covenant contained herein including, without limitation, the covenants contained in Section 5.14 hereof, and no Default or Event of Default exists and is continuing on the date thereof unless so noted, together with a description of the nature and period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

         (f) Proposed Acquisition Information. Promptly upon becoming available and in any event within ten (10) days prior to any proposed acquisitions permitted under Section 6.7 hereof and involving an amount in excess of $10,000,000.00, a pro forma income statement and balance sheet prepared in accordance with GAAP prepared by the Borrower and taking into effect such proposed acquisition, and such other information as the Lenders may reasonably request regarding such proposed acquisition, in addition to any notices and information required with respect to any New Subsidiary (if applicable) under Section 5.15 hereof;

         (g) Private Placement Notices. The Borrower will, and will cause each of the Subsidiaries to, simultaneously with the providing to Teachers or any other Person in connection with the Note Agreements or any of the "Loan Documents" referred to therein of each notice of default or potential default, and each request for amendment, consent or waiver, provide the Lenders with a copy of such notice or request, together with any other information reasonably requested by the Administrative Agent or the Determining Lenders with respect thereto; and

         (h) Other Information. Such other information concerning the business, properties or financial condition of the Borrower and the Subsidiaries as the Administrative Agent or the Determining Lenders shall reasonably request.

         Section 5.2 Payment of Taxes and Other Indebtedness. The Borrower will, and will cause each Subsidiary to, pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent,
(ii) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might become a Lien upon any of its property and (iii) all of its other indebtedness comprising any of the Consolidated Indebtedness, except as prohibited hereunder; provided, however, that the Borrower and each Subsidiary shall not be required to pay any such tax, assessment, charge or levy if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate accruals and reserves therefor have been established in accordance with GAAP.

         Section 5.3 Maintenance of Existence and Rights; Conduct of Business. Except as otherwise permitted hereunder, the Borrower will, and will cause each Subsidiary to, preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices and in accordance, in all material respects, with all valid regulations and orders of any Governmental Authority, except to the extent that the failure to so preserve, maintain and conduct would not reasonably be expected to have a Material Adverse Effect.

         Section 5.4 Notice of Default or Event of Default. The Borrower will furnish to the Administrative Agent, with copies for each Lender, immediately upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and the action which the Borrower is taking or proposes to take with respect thereto.

         Section 5.5 Other Notices. The Borrower will, and will cause each Subsidiary to, promptly notify the Administrative Agent of any of the following which would have a Material Adverse Effect: (a) any change in its consolidated financial condition or its business, (b) any default under any agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any Consolidated Indebtedness owing by the Borrower or any Subsidiary, (c) any adverse claim against or affecting the Borrower or any Subsidiary or any of its properties, (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting the Borrower or any Subsidiary, and (e) any Regulatory Defect.

         Section 5.6 Compliance with Loan Papers. The Borrower and each Subsidiary will promptly comply with any and all covenants and provisions of this Agreement, the Notes, the Guaranty Agreements and all other of the Loan Papers which pertain to them, respectively.

         Section 5.7 Compliance with Material Agreements. The Borrower will, and will cause its Subsidiaries to, comply in all material respects with all material agreements, indentures, mortgages or documents binding on it or affecting its properties or business.

         Section 5.8 Operations and Properties. Except as otherwise permitted hereunder, the Borrower will act in accordance with customary industry standards in managing or operating its assets, properties, business and investments the Borrower will, and will cause each Subsidiary to, keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

         Section 5.9 Books and Records; Access. The Borrower will give any representative of the Lenders access during all business hours to, and permit such representatives to examine, copy or make excerpts from, any and all books, records, software, documents and other information in the possession of the Borrower and relating to its affairs and the affairs of Subsidiaries, and to inspect any of the properties of the Borrower and Subsidiaries, it being understood and agreed that all material items which are furnished to the Lenders pursuant to this Section 5.9 shall be treated as confidential, but nothing herein contained shall limit or impair the right of any of the Lenders to disclose such items to any prospective or actual Participants or Assignees under Section 10.6 hereof or any appropriate Governmental Authority (if required under Applicable Law) or to use such information to the extent pertinent to an evaluation of the Obligation or to enforce compliance with the terms and conditions of this Agreement, or to take any lawful action which any of the Lenders deem necessary to protect their interests under this Agreement. The Borrower will, and will cause each Subsidiary to, maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

         Section 5.10 Compliance with Law. The Borrower will, and will cause each Subsidiary to, comply with all applicable laws, rules, regulations, and all orders of any Governmental Authority applicable to it or them or any of its or their property, business operations or transactions, a breach of which could have a Material Adverse Effect.

         Section 5.11 Insurance. The Borrower will, and will cause each Subsidiary to, maintain workmen's compensation insurance, liability insurance and insurance on its properties, assets and business (other than business interruption insurance), now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies engaged in similar businesses and as required by applicable laws and regulations; provided, however, the Borrower and the Subsidiaries shall not be required to maintain insurance on their inventories (except for liability insurance and insurance required by Applicable Law).

         Section 5.12 Authorizations and Approvals. The Borrower will, and will cause each Subsidiary to, promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Loan Papers.

         Section 5.13 Further Assurances. The Borrower will, and will cause each Subsidiary to, make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, or other assurances, and take and all such other action, as the Determining Lenders may, from time to time, deem reasonably necessary or proper in connection with this Agreement or any of the other Loan Papers, the obligations of the Borrower and Subsidiaries hereunder or thereunder, or for better assuring and confirming unto the Lenders matters which the Determining Lenders may request from time to time.

         Section 5.14 Financial Covenants. The Borrower shall comply with the following financial covenants:

         (a) Leverage Ratio. The Borrower shall not permit the Leverage Ratio, as of the last day of each fiscal quarter of the Borrower, to exceed
0.60 to 1.0.

         (b) Consolidated Net Worth. The Borrower shall not permit Consolidated Net Worth at any time to be less than the sum of (i) $140,000,000, plus (ii) fifty percent (50%) of Consolidated Adjusted Net Income (but only if positive) for each fiscal quarter ending after December 31, 1995, plus (iii) an amount equal to one hundred percent (100.0%) of any new equity raised by the Borrower after December 31, 1995, through the issuance and sale of additional capital stock of the Borrower.

         (c) Minimum Inventory Turnover. The Borrower shall not permit, as of the end of any fiscal quarter, the ratio of (i) cost of goods sold by the Borrower and its Consolidated Subsidiaries for the most recent twelve months to (ii) average monthly inventory of the Borrower and its Consolidated Subsidiaries (based on the sum of the thirteen amounts of fiscal month end inventory balance of the Borrower and its Consolidated Subsidiaries for the most recent thirteen fiscal months of the Borrower, divided by thirteen) to be less than 1.60 to 1.0.

         (d) Restricted Payments. The Borrower will not, and will not permit any Subsidiary to, (i) declare or make any Dividends, (ii) make any principal payment on (or make any payment, transfer or deposit for the purpose of canceling, extinguishing, satisfying or defeasing) any indebtedness of the Borrower which is subordinate in right of payment to the Notes or any of the Obligation, (iii) set aside funds for any such purposes or (iv) become liable to do any of the foregoing (in each case, a "Restricted Payment") unless, on the effective date thereof (and immediately after giving effect thereto), no Default or Event of Default shall exist.

         (e) Minimum Fixed Charge Coverage. The Borrower shall not permit, as of the end of any fiscal quarter of the Borrower, the ratio of (i) the sum of Consolidated Adjusted Net Income for the most recent four (4) fiscal quarters of the Borrower, plus the taxes, rents, leases and interest expenses deducted from gross income to determine Consolidated Adjusted Net Income for such four (4) quarters, to (ii) such rents, leases and interest expenses so deducted for such four (4) quarters, to be less than 1.50 to 1.0.

         (f) Consolidated Funded Debt to Consolidated EBITDA. The Borrower shall not permit, as of the end of any fiscal quarter of the Borrower, the ratio of (i) Consolidated Funded Debt as of the end of such fiscal quarter, to
(ii) Consolidated EBITDA for the most recent four (4) fiscal quarters of the Borrower to be greater than 3.50 to 1.0.

         Section 5.15 New Subsidiaries. The Borrower has advised the Lenders that the Borrower may form new, wholly-owned Subsidiaries (each a "New Subsidiary"), after the Agreement Date. Promptly upon the formation or creation of any New Subsidiary which is a Domestic Subsidiary and prior to the consummation of any business by any such New Subsidiary, the Borrower shall cause such New Subsidiary to execute and deliver to the Administrative Agent, for each Lender, a Guaranty Agreement and related corporate and authorizing documents and to furnish opinions and such other items as the Determining Lenders may reasonably request which are satisfactory to the Determining Lenders.

         Section 5.16 Opinions Regarding Obligations of Guarantors. Within forty-five (45) days after any written request by the Determining Lenders, which the Determining Lenders shall be entitled to make at any time and from time to time, the Borrower shall obtain or cause to be provided in favor of the Lenders an opinion of local counsel for any of the Guarantors, as requested by the Determining Lenders which opinion and counsel shall be satisfactory to the Determining Lenders.

         Section 5.17     Indemnity.

         (a) THE BORROWER AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT, EACH LENDER, EACH OF THEIR RESPECTIVE AFFILIATES, AND EACH OF THEIR RESPECTIVE (INCLUDING SUCH AFFILIATES') OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, SHAREHOLDERS AND CONSULTANTS (INCLUDING, WITHOUT LIMITATION, THOSE RETAINED IN CONNECTION WITH THE SATISFACTION OR ATTEMPTED SATISFACTION OF ANY OF THE CONDITIONS SET FORTH HEREIN) OF EACH OF THE FOREGOING (COLLECTIVELY, "INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES AND DISBURSEMENTS (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR SUCH INDEMNITEES IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT SUCH INDEMNITEES SHALL BE DESIGNATED A PARTY THERETO), IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNITEES, IN ANY MANNER RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN PAPERS, OR ANY ACT, EVENT OR TRANSACTION OR ALLEGED ACT, EVENT OR TRANSACTION RELATING OR ATTENDANT THERETO, INCLUDING IN CONNECTION WITH, OR AS A RESULT OF ANY NEGLIGENCE OF THE ADMINISTRATIVE AGENT OR ANY LENDER (OTHER THAN THOSE MATTERS RAISED EXCLUSIVELY BY A PARTICIPANT AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER AND NOT THE BORROWER), OR THE USE OR INTENDED USE OF THE PROCEEDS OF THE ADVANCES HEREUNDER, OR IN CONNECTION WITH ANY THIRD PARTY INVESTIGATION OF ANY POTENTIAL MATTER COVERED HEREBY, BUT EXCLUDING (i) ANY CLAIM OR LIABILITY THAT ARISES AS THE RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, AND (ii) MATTERS RAISED BY ONE INDEMNITEE AGAINST ANOTHER INDEMNITEE (COLLECTIVELY, "INDEMNIFIED MATTERS"). TO THE EXTENT THAT ANY INDEMNIFIED MATTER INVOLVES ONE OR MORE INDEMNITEES, SUCH INDEMNITEES SHALL USE THE SAME LEGAL COUNSEL UNLESS ANY INDEMNITEE IN ITS REASONABLE DISCRETION DETERMINES THAT CONFLICTS EXIST OR MAY ARISE IN CONNECTION WITH SUCH REPRESENTATION.

         (b) EACH INDEMNITEE AGREES WITH RESPECT TO ANY ACTION AGAINST IT IN RESPECT OF WHICH INDEMNITY MAY BE SOUGHT UNDER THIS SECTION 5.17, THAT SUCH INDEMNITEE WILL GIVE WRITTEN NOTICE OF THE COMMENCEMENT OF SUCH ACTION TO THE BORROWER WITHIN A REASONABLE TIME AFTER SUCH INDEMNITEE IS MADE A PARTY TO SUCH ACTION. UPON RECEIPT OF ANY SUCH NOTICE BY THE BORROWER, THE BORROWER, UNLESS SUCH INDEMNITEE SHALL BE ADVISED BY ITS COUNSEL THAT THERE ARE OR MAY BE LEGAL DEFENSES

AVAILABLE TO SUCH INDEMNITEE THAT ARE DIFFERENT FROM, IN ADDITION TO, OR IN CONFLICT WITH, THE DEFENSES AVAILABLE TO THE BORROWER, MAY PARTICIPATE WITH THE INDEMNITEE IN THE DEFENSE OF SUCH INDEMNIFIED MATTER, INCLUDING THE EMPLOYMENT OF COUNSEL CONSENTED TO BY SUCH INDEMNITEE (WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD); PROVIDED, HOWEVER, NOTHING PROVIDED HEREIN SHALL (i) ENTITLE THE BORROWER TO ASSUME THE DEFENSE OF SUCH INDEMNIFIED MATTER OR (ii) REQUIRE THE CONSENT OF THE BORROWER FOR ANY SETTLEMENT OR ACTION IN RESPECT OF SUCH INDEMNIFIED MATTER, ALTHOUGH EACH INDEMNITEE AGREES TO CONFER AND CONSULT WITH THE BORROWER BEFORE MAKING ANY SETTLEMENT OF SUCH INDEMNIFIED MATTER.

         (c) THE INDEMNITY OBLIGATIONS UNDER THIS SECTION SHALL BE IN ADDITION TO ANY LIABILITY WHICH THE BORROWER MAY OTHERWISE HAVE, SHALL EXTEND UPON THE SAME TERMS AND CONDITIONS TO EACH INDEMNITEE, AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF ANY SUCCESSORS, ASSIGNS, HEIRS AND PERSONAL REPRESENTATIVES OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE LENDERS AND ALL OTHER INDEMNITEES. THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE OBLIGATIONS.


                                   ARTICLE 6

                               Negative Covenants

         Until the Commitment shall be terminated in accordance with the terms hereof, and until payment in full of the Notes and the Obligation, the Borrower agrees that:

         Section 6.1 Limitation on Indebtedness. The Borrower will not, and will not permit any Subsidiary to, incur, create, contract, waive, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly liable in respect of any Consolidated Indebtedness or other indebtedness, except

         (i) the Obligation arising out of or in connection with this Agreement and the other Loan Papers,

         (ii) purchase money Consolidated Indebtedness in an aggregate amount outstanding which, when added to the aggregate amount of outstanding Capital Leases of the Borrower and Consolidated Subsidiaries at such time, would not exceed $10,000,000.00 at any time,

         (iii) current liabilities for taxes and assessments incurred in the ordinary course of business, and other liabilities for unpaid taxes being contested in good faith by the Borrower or any Subsidiary for which sufficient reserves have been established,

         (iv) current amounts payable or accrued for other claims (other than Consolidated Indebtedness for borrowed money or purchase money Consolidated Indebtedness) incurred in the ordinary course of business, provided that all such liabilities, accounts and claims shall be promptly paid and discharged when due or in conformity with customary trade terms, except for those being contested in good faith by the Borrower or a Subsidiary for which sufficient reserves have been established,

         (v) contingent liabilities resulting from the endorsement of negotiable instruments in the ordinary course of business,

         (vi) intercompany loans and advances, provided that the aggregate amount of outstanding loans and advances by the Borrower and Subsidiaries to or in Persons located or doing substantially all of their business outside of the United States (including, without limitation, any Foreign Subsidiary), together with Investments made pursuant to Section 6.3(iii) hereof after December 31, 1995, Investments made pursuant to Section 6.3(ix) hereof after December 31, 1995 which are outside the United States and acquisitions made pursuant to Section 6.7(ii)(A)(w) hereof after December 31, 1995, shall not exceed $15,000,000.00 at any time,

         (vii)   indebtedness arising under Hedge Agreements,

         (viii)  Guaranties permitted under Section 6.10 hereof,

         (ix)    the Private Placement Debt,

         (x) indebtedness of Harvey & Thompson or any successor thereto or Affiliate thereof under an unsecured line of credit not to exceed 5,000,000.00 British Pounds Sterling in aggregate principal amount,

         (xi) with respect to Temporary Cash Investments, short term indebtedness not constituting "margin loans" and not exceeding $1,000,000.00 at any time in the aggregate owed by the Borrower or a Consolidated Subsidiary to the broker or investment banking firm which is holding such assets for the account of the Borrower or a Consolidated Subsidiary, but only to the extent that such indebtedness is to be repaid, in the ordinary course of business, by the collection or liquidation of such assets at the maturity of such assets,

         (xii) existing indebtedness of Express Cash International Corporation in respect of Capital Leases permitted under the terms of the Note Agreements,

         (xiii) indebtedness outstanding in respect of the CAII Pantbelaning AB Loan Agreement not to exceed SEK 193,750,000.00 in aggregate principal amount,

         (xiv) indebtedness of Svensk Pantbelaning AB or any successor thereto or Affiliate thereof pursuant to an unsecured line of credit not to exceed SEK 32,500,000 in aggregate principal amount,

         (xv)    indebtedness assumed in acquisitions permitted pursuant to
                 Section 6.7 hereof not to exceed $5,000,000 in aggregate principal amount, provided that

                 (A) at the time of the assumption thereof and immediately thereafter after giving effect thereto, no Default or Event of Default shall exist and

                 (B)      such indebtedness shall be paid in full within sixty
                          (60) days of any such acquisition, and

         (xvi) other indebtedness for borrowed money of the Borrower not otherwise permitted by the foregoing provisions of this
                 Section 6.1 in an aggregate amount not to exceed the difference between $75,000,000 and the aggregate outstanding principal amount of the Private Placement Debt, provided that

                 (A) at the time of the incurrence or assumption thereof and immediately thereafter and giving effect thereto, no Default or Event of Default shall exist

                 (B) the financial covenants and events of default with respect to such indebtedness are no more restrictive than the financial covenants set forth in this Agreement, and

                 (C) the final maturity date of such indebtedness shall not occur prior to the Maturity Date.

         Section 6.2 Negative Pledge. The Borrower will not, and will not permit any Subsidiary to, create or suffer to exist any Lien upon any of its property or assets, now owned or hereafter acquired, except for (a) Liens upon assets purchased with the purchase money Indebtedness described in Section 6.1(ii) above, provided that any such purchase money Liens shall secure only the purchase money indebtedness incurred to purchase such asset or assets, (b) Permitted Liens, and (c) Liens on assets acquired to the extent permitted pursuant to Section 6.7 hereof, provided that such Liens are fully paid and released within sixty (60) days after the acquisition of such assets.

         Section 6.3 Limitation on Investments. The Borrower will not, and will not permit any Subsidiary to, make or have outstanding any Investments in or to any Person, except for

         (i) pawn transactions and pawn loans in the ordinary course of its day to day business,

         (ii) ownership of Stock of Domestic Subsidiaries which, promptly after the formation or acquisition thereof, execute a Guaranty Agreement,

         (iii) ownership of Stock of Foreign Subsidiaries, provided that the aggregate amount of such Investments made after December 31, 1995, together with loans and advances permitted under Section 6.1(vi) hereof, acquisitions made pursuant to Section 6.7(ii)(A)(w) hereof after December 31, 1995, and Investments made pursuant to Section 6.3(ix) hereof after December 31, 1995, which are outside the United States, shall not exceed $15,000,000 at any time,

         (iv) Temporary Cash Investments and such other "cash equivalent" investments as the Determining Lenders may from time to time approve,

         (v)     other Investments permitted under Section 6.7 hereof,

         (vi) Investments for the purchase of real estate, provided that such Investments shall only be for the purpose of operating pawnshops (and other businesses related thereto) and provided further that the cumulative amount of such Investments made after December 31, 1995 shall not exceed $15,000,000.00,

         (vii) loans to officers of the Borrower and Subsidiaries not to exceed at any time an aggregate amount of $5,000,000,

         (viii) any other Investments previously made in or to any Person as reflected on the December 31, 1995 financial statements referred to in Section 4.6 hereof, provided that no further Investments (whether by loan or purchase or otherwise) shall be made in or to such Person except as permitted elsewhere herein, and

         (ix) any other Investments which other Investments shall not exceed on any date an aggregate amount equal to the product obtained by multiplying

                 (A)      Consolidated Tangible Net Worth times

                 (B)      .075 on such date.

         Section 6.4 Alteration of Material Agreements. The Borrower will not, and will not permit any Subsidiary to, consent to or permit any alterations, amendments, modifications, releases, waivers or terminations of any material agreement to which it is a party, if such alterations, amendments, modifications, releases, waivers or terminations would have a Material Adverse Effect.

         Section 6.5 Certain Transactions. The Borrower will not, and will not permit any Subsidiary to, enter into any transactions with, or pay any management fees to, any of their

Affiliates; provided, however, that the Borrower and the Subsidiaries may enter into transactions with their Affiliates upon terms not less favorable to the Borrower and the Subsidiaries than would be obtainable at the time in comparable transactions of the Borrower and the Subsidiaries in arms-length dealings with Persons other than their Affiliates, other than employment contracts and agreements for compensation of employees or directors of the Borrower and the Subsidiaries.

         Section 6.6      Name, Fiscal Year and Accounting Firm and Method.
The Borrower will not, and will not permit any Subsidiary to, (i) change its name or Fiscal Year (except after providing 30-days' prior written notice to the Lenders), (ii) change its principal accounting firm to an accounting firm other than an Accounting Firm, or (iii) change its method of accounting, unless
(A) required under GAAP or (B) in respect of the Adjustment of Revenue Recognition.

         Section 6.7 Liquidation, Mergers, Consolidations, Acquisitions and Dispositions of Substantial Assets. The Borrower will not, and will not permit any Subsidiary to,

         (i)     dissolve or liquidate,

         (ii) become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or Stock, bonds or other investment securities of any Person, except for

                 (A) such acquisitions by the Borrower or any Subsidiary only with respect to existing lines of business of the Borrower and Subsidiaries as of December 31, 1995, where the Borrower or any Subsidiary becomes the owner of assets or Stock of such other Person, provided that

                          (v) acquisitions of real estate after the Agreement Date shall only be for the purpose of operating pawnshops (and other businesses related thereto) and shall be subject to the provisions of Section 6.3(vi) hereof,

                          (w) such acquisitions outside the United States shall be permitted only to the extent that the aggregate amount of such acquisitions made after December 31, 1995 by the Borrower and Subsidiaries of or in Persons located or doing business outside the United States, together with loans and advances permitted under Section 6.1(vi) hereof, Investments made pursuant to Section 6.3(iii) hereof after December 31, 1995, and Investments made pursuant to Section 6.3(ix) hereof after December 31, 1995, which are outside the United States, is less than $15,000,000.00 at any time,

                          (x)     such acquisitions are not Hostile
                                  Acquisitions,

                          (y) the amount of any such acquisition of a pawn related business made within the United States (whether involving assets, stock, or both assets and stock) after December 31, 1995 shall not exceed $25,000,000, and

                          (z) the aggregate amount of such acquisitions made within the United States (whether involving assets, stock or both assets and stock) in existing lines of business of the Borrower and Subsidiaries as of December 31, 1995, but not in pawn related businesses (whether involving assets, stock or both assets and stock) after December 31, 1995 shall not exceed $10,000,000, and

                 (B)     acquisitions of assets located in the United
                         States in other than the existing lines of business of the Borrower and Subsidiaries as of December 31, 1995 not to exceed $10,000,000 in aggregate amount,

         (iii) sell, assign or discount any accounts receivable or pawn loans except as a result of the sale of a related pawnshop in the ordinary course of business, or

         (iv) sell, transfer, lease or otherwise dispose of any of its property or assets (including Stock of any Subsidiary) or business, except

                 (A)      in the ordinary course of business,

                 (B) the Borrower may sell any tract or other parcel of real estate having a net book value of $10,000,000 or less,

                 (C) other assets, the aggregate net book value of which sold during any Fiscal Year shall not exceed 1.5% of Consolidated Tangible Assets as of the last day of the immediately preceding Fiscal Year, and

                 (D) the foregoing shall not operate to prevent mergers or consolidations of any wholly-owned Subsidiary into the Borrower or into a Guarantor or a sale, transfer or lease of assets by any wholly-owned Subsidiary to the Borrower or to a Guarantor.

         Section 6.8 Lines of Business. The Borrower shall not, and will not permit any Subsidiary to, directly or indirectly, engage in any business other than those in which it or they were engaged in as of December 31, 1995, and activities related thereto.

         Section 6.9 No Amendments. The Borrower will not, and will not permit any Subsidiary to, amend its certificate of incorporation or bylaws if such action would have a Material Adverse Effect.

         Section 6.10 Guaranties. The Borrower will not, and will not permit any Subsidiary to, become or be liable in respect of any Guaranty, except for (i) the Guaranty Agreements,

(ii) Guaranties of indebtedness to the extent such indebtedness is permitted pursuant to Section 6.1 hereof), (iii) additional limited Guaranties of the Borrower, provided that the aggregate indebtedness guaranteed thereby at any time shall not exceed $1,000,000, and provided further that within five (5) days after the execution of each Guaranty by the Borrower for indebtedness in excess of $100,000.00, the Borrower shall provide each of the Lenders with a copy of such executed Guaranty, and (iv) the Guaranties, dated May 6, 1993 and July 7, 1995, respectively, and executed and delivered to Teachers in connection with the Note Agreements.

         Section 6.11 Strict Compliance. If any action or failure to act by the Borrower violates any covenant or obligation of the Borrower contained herein, then such violation shall not be excused by the fact that such action or failure to act would otherwise be required or permitted by any covenant (or exception to any covenant) other than the covenant violated.

         Section 6.12 No New Subsidiaries. Neither the Borrower nor any Subsidiary shall create or form any Subsidiary other than New Subsidiaries of which the Borrower shall have notified the Lenders in writing and which, if a New Subsidiary is a Domestic Subsidiary, such New Subsidiary strictly complies with Section 5.15 hereof.

         Section 6.13 ERISA. Neither the Borrower nor any Subsidiary, nor any other member of the group described in Section 4.17 hereof shall establish or maintain an employee benefit plan or other plan as described in such Section 4.17; provided, however, this Section shall not be construed to prohibit employee benefits not contemplated under Title IV of ERISA or otherwise contemplated under Section 4.17 hereof.


                                   ARTICLE 7

                                    Default

         Section 7.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event, and whether voluntary, involuntary, or effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

         (a) the Borrower shall fail to pay when due (i) any principal of, or interest on, any Note or (ii) any fee, expense, reimbursement obligation or any other amount due in connection herewith or with any other Loan Paper, and such failure with respect to clause (ii) shall have continued for five (5) Business Days after the Borrower's receipt from the Administrative Agent of notice of such failure;

         (b) any representation or warranty made under this Agreement, or any of the other Loan Papers, or in any certificate or statement furnished or made to the Lenders pursuant hereto or in connection herewith or with the Revolving Credit Advances or the Swing Line Advances hereunder, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

         (c) the Borrower or any Subsidiary shall fail to perform or observe any term or covenant contained in Sections 5.1 through 5.7, 5.9, 5.13 through 5.17 hereof or Article 6 hereof (but only to the extent that the failure to perform or observe the covenants in Section 6.1, 6.2 or 6.3 hereof involves an aggregate amount in excess of $500,000);

         (d) the Borrower or any Subsidiary shall fail to perform or observe any other term or covenant contained herein or in any of the other Loan Papers (other than those described in subsections (a) and (c) above, and only to the extent that the failure to perform or observe the covenants in Section 6.1, 6.2 or 6.3 hereof does not involve an aggregate amount in excess of $500,000), and such failure shall not be remedied within thirty (30) days following the earlier of knowledge thereof by the Borrower or any Subsidiary or of written notice by the Administrative Agent to the Borrower;

         (e) the Borrower or any Subsidiary shall fail to perform or observe any term or covenant (or any condition shall occur) with respect to any indebtedness (including contingent indebtedness in respect of letters of credit) of the Borrower or any Subsidiary (i) evidenced by or arising under any one or more agreements, contracts or instruments in an amount in excess of $1,000,000.00 (or the Dollar equivalent) or to any one or more Persons for an amount in excess of $1,000,000.00 (or the Dollar equivalent), (ii) evidenced by or arising under any Hedge Agreement, or (iii) which could otherwise have a Material Adverse Effect, and such failure (or condition) shall continue for more than the period of grace, if any, specified therein if the effect of such failure (or condition) is to accelerate, or to permit the acceleration of, the maturity of such indebtedness, or any such indebtedness shall be declared to be due and payable or required to be prepaid, redeemed or defeased, or an offer to prepay, redeem, purchase or defease such indebtedness shall be required to be made, in each case prior to the stated maturity thereof, or the principal of any such indebtedness is not repaid in full upon the maturity thereof or in full or in part pursuant to any regularly scheduled required prepayment, redemption, repurchase or defeasance;

         (f) any of the Loan Papers shall cease to be legal, valid, binding agreements enforceable against any party executing the same in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective rights, remedies, powers or privileges intended to be created thereby, and the same could have a Material Adverse Effect;

         (g) the Borrower or any Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy or is generally unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

         (h) an involuntary petition or complaint shall be filed against the Borrower or any Subsidiary seeking bankruptcy or reorganization of the Borrower or such Subsidiary or the appointment of a receiver, custodian, trustee, intervenor or liquidator of the Borrower or such Subsidiary, or all or substantially all of its assets, and such petition or complaint shall not have been dismissed within 60 days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of the Borrower or any Subsidiary or appointing a receiver, custodian, trustee, intervenor or liquidator of the Borrower or any Subsidiary, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty
(60) days;

         (i) any final judgment(s) for the payment of money in excess of the sum of $1,000,000.00 in the aggregate shall be rendered against the Borrower or any Subsidiary and such judgment or judgments shall not be satisfied, discharged or stayed (with sufficient reserves having been set aside by the Borrower or such Subsidiary to pay such judgment or judgments) at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment; or

         (j)     A Change of Control shall have occurred.

         Section 7.2 Remedies. If an Event of Default shall have occurred and shall be continuing:

         (a) With the exception of an Event of Default specified in Section 7.1(g) or 7.1(h) hereof, the Administrative Agent shall, upon the direction of the Determining Lenders, terminate the Commitment and/or declare the principal of and interest on the Advances and all Obligations and other amounts owed under the Loan Papers to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in the Loan Papers to the contrary notwithstanding.

         (b)     Upon the occurrence of an Event of Default specified in
Section 7.1(g) or 7.1(h) hereof, such principal, interest and other amounts shall thereupon and concurrently therewith become due and payable and the Commitment shall automatically forthwith terminate, all without any action by the Administrative Agent, any Lender or any holders of the Notes and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Loan Papers to the contrary notwithstanding.

         (c) The Administrative Agent, and the Lenders may exercise all of the post-default rights granted to them under the Loan Papers or under Applicable Law.

         (d) The rights and remedies of the Administrative Agent and the Lenders hereunder shall be cumulative, and not exclusive.


                                   ARTICLE 8

                            Changes in Circumstances

         Section 8.1 LIBOR Basis Determination Inadequate. If with respect to any proposed LIBOR Advance for any Interest Period, any Lender determines that (i) deposits in dollars (in the applicable amount) are not being offered to that Lender in the relevant market for such Interest Period or
(ii) the LIBOR Basis for such proposed LIBOR Advance does not adequately cover the cost to such Lender of making and maintaining such proposed LIBOR Advance for such Interest Period, such Lender shall forthwith give notice thereof to the Borrower, whereupon until such Lender notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligation of such Lender to make LIBOR Advances shall be suspended.

         Section 8.2 Illegality. If any Applicable Law, or any change therein or adoption thereof, or interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for such Lender (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Advances, such Lender shall so notify the Borrower and the Administrative Agent. Before giving any notice to the Borrower pursuant to this Section, the notifying Lender shall designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of the Lender, be materially disadvantageous to the Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each LIBOR Advance owing to the notifying Lender, together with accrued interest thereon, on either (a) the last day of the Interest Period applicable to such Advance, if the Lender may lawfully continue to maintain and fund such Advance to such day, or (b) immediately, if the Lender may not lawfully continue to fund and maintain such Advance to such day.

         Section 8.3      Increased Costs.

         (a) If any Applicable Law or any change therein or adoption thereof, or any interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency:

                 (i) shall subject a Lender (or its LIBOR Lending Office) to any Tax (net of any tax benefit engendered thereby) with respect to its LIBOR Advances or its obligation to make such Advances, or shall change the basis of taxation of payments to a Lender (or to its LIBOR Lending Office) of the principal of or interest on its LIBOR Advances or in respect of any other amounts due under this Agreement relating to LIBOR Advances, as the case may be, or its obligation to make such Advances (except for changes in the rate of tax on the overall net income, net worth or capital of the Lender and franchise taxes, doing business taxes or minimum taxes imposed upon such Lender); or

                 (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender's LIBOR Lending Office or shall impose on the Lender (or its LIBOR Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its LIBOR Advances or its obligation to make such Advances;

and the result of any of the foregoing is to increase the cost to a Lender (or its LIBOR Lending Office) of making or maintaining any LIBOR Advances, or to reduce the amount of any sum received or receivable by a Lender (or its LIBOR Lending Office) with respect thereto, by an amount reasonably deemed by a Lender to be material ("Increased Advance Costs"), then, within 15 days after written demand by a Lender and delivery of the certificate described in Section 8.3(b) below, the Borrower agrees to pay to such Lender such additional amount as will compensate such Lender for such increased costs or reduced amounts, subject to Section 10.9 hereof. The affected Lender will as soon as practicable notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of the affected Lender made in good faith, be materially disadvantageous to such Lender.

         (b) A certificate of any Lender claiming compensation under this Section and setting forth in detail the reasons for such Increased Advance Costs, the additional amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, a Lender may use any reasonable averaging and attribution methods. If a Lender demands compensation under this Section, the Borrower may at any time, upon at least two Business Days' prior notice to the Lender, after reimbursement to the Lender by the Borrower in accordance with this Section of all costs incurred, prepay in full the then outstanding LIBOR Advances of the Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement in compliance with the provisions of Section 2.9 hereof. Concurrently with prepaying such LIBOR Advances, the Borrower shall borrow a Base Rate Advance from the Lender, and the Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such prepayment.

         Section 8.4 Effect On Base Rate Advances. If notice has been given pursuant to Section 8.1, 8.2 or 8.3 hereof suspending the obligation of a Lender to make LIBOR Advances, or requiring LIBOR Advances of a Lender to be repaid or prepaid, then, unless and until the Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as LIBOR Advances shall be made instead as Base Rate Advances; provided, however, the parties hereto agree to negotiate in good faith (and make the necessary amendments hereto) to promptly provide a certificate of deposit (or other similar option based on the Lenders' cost of funds) interest rate option upon economic terms substantially similar to the LIBOR Advances.

         Section 8.5 Capital Adequacy. If either (a) the introduction of or any change in or in the interpretation of any Applicable Law or (b) compliance by a Lender with any Applicable Law or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by a Lender or any corporation controlling such Lender, and such Lender determines that the amount of such capital is increased by or based upon the existence of such Lender's Commitment or Advances hereunder and other commitments or advances of such Lender of this type, then, upon demand by such Lender, subject to Section 10.9, the Borrower shall immediately upon receipt of the certificate noted below pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender with respect to such circumstances (collectively, "Additional Costs"), to the extent that such Lender reasonably determines in good faith such increase in capital to be allocable to the existence of such Lender's Commitment hereunder. A certificate explaining in detail such amounts and the relevant calculations thereto and reasons therefor submitted to the Borrower by a Lender hereunder, shall, in the absence of manifest error, be conclusive and binding for all purposes.


                                   ARTICLE 9

                            AGREEMENT AMONG LENDERS

         Section 9.1 Agreement Among Lenders. The Lenders agree among themselves that:

         (a) Administrative Agent. Each Lender hereby appoints the Administrative Agent as its nominee in its name and on its behalf, to receive all documents and items to be furnished hereunder; to act as nominee for and on behalf of all Lenders under the Loan Papers; to, except as otherwise expressly set forth herein, take such action as may be requested by the Determining Lenders, provided that, unless and until the Administrative Agent shall have received such requests, the Administrative Agent may take such administrative action, or refrain from taking such administrative action, as it may deem advisable and in the best interests of the Lenders; to arrange the means whereby the proceeds of the Advances of the Lenders are to be made available to the Borrower; to distribute promptly to each Lender information, requests and documents received from the Borrower, and each payment (in like funds received) with respect to any of such Lender's Advances, fee or other amount; and to deliver to the Borrower requests, demands, approvals and consents received from the Lenders. The Administrative Agent agrees to promptly distribute to each Lender, at such Lender's address set forth below information, requests, documents and payments received from the Borrower.

         (b) Replacement of the Administrative Agent. Should the Administrative Agent or any successor Administrative Agent ever cease to be a Lender hereunder, or should the Administrative Agent or any successor Administrative Agent ever resign as the Administrative Agent, or should the Administrative Agent or any successor Administrative Agent ever be removed with cause by the Determining Lenders, then the Lender appointed by the other Lenders (upon acceptance by such Lender of such appointment) shall forthwith become the Administrative Agent, and the Borrower and the Lenders shall execute such documents as any Lender may reasonably request to reflect such change. If the Administrative Agent also then serves in the capacity of the Swing Line Bank, such resignation or removal shall constitute resignation or removal of the Swing Line Bank, and the Lender appointed by the other Lenders to serve as the Administrative Agent shall also serve in such other capacity or capacities from which its predecessor resigned or was removed. Any resignation or removal of the Administrative Agent or any successor Administrative Agent shall become effective upon the appointment by the Lenders of a successor Administrative Agent; provided, however, that if the Lenders fail for any reason to appoint a successor within 60 days after such removal or resignation, the Administrative Agent or any successor Administrative Agent (as the case may be) shall thereafter have no obligation to act as the Administrative Agent hereunder.

         (c) Expenses. Each Lender shall pay its pro rata share, based on its Specified Percentage, of any expenses paid by the Administrative Agent directly and solely in connection with any of the Loan Papers if the Administrative Agent does not receive reimbursement therefor from other sources within 60 days after the date incurred, unless payment of such fees is being diligently disputed by such Lender or the Borrower in good faith. Any amount so paid by the Lenders to the Administrative Agent shall be returned by the Administrative Agent pro rata to each paying Lender to the extent later paid by the Borrower or any other Person on the Borrower's behalf to the Administrative Agent.

         (d) Delegation of Duties. The Administrative Agent may execute any of its duties hereunder by or through officers, directors, employees, attorneys or agents, and shall be entitled to (and shall be protected in relying upon) advice of counsel concerning all matters pertaining to its duties hereunder.

         (e) Reliance by the Administrative Agent. The Administrative Agent and its officers, directors, employees, attorneys and agents shall be entitled to rely and shall be fully protected in relying on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order, or other document reasonably believed by it or them in good faith to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinions of counsel selected by the Administrative Agent. The Administrative Agent may, in its reasonable judgment, deem and treat the payee of any Note as the owner thereof for all purposes hereof.

         (f) Limitation of the Administrative Agent's Liability. Neither the Administrative Agent nor any of its officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them hereunder in good faith and believed by it or them to be within the discretion or power conferred to it or them by the Loan Papers or be responsible for the consequences of any error of judgment, except for its or their own gross negligence or wilful misconduct. Except as aforesaid, the Administrative Agent shall be under no duty to enforce any rights with respect to any of the Advances, or any security therefor. The Administrative Agent shall not be compelled to do any act hereunder or to take any action towards the execution or enforcement of the powers hereby created or to prosecute or defend any suit in respect hereof, unless indemnified to its satisfaction against loss, cost, liability and expense. The Administrative Agent shall not be responsible in any manner to any Lender for the effectiveness, enforceability, genuineness, validity or due execution of any of the Loan Papers, or for any representation, warranty, document, certificate, report or statement made herein or furnished in connection with any Loan Papers, or be under any obligation to any Lender to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of any Loan Papers on the part of the Borrower. To the extent not reimbursed by the Borrower, each Lender hereby jointly and severally indemnifies and holds harmless the Administrative Agent, pro rata according to its Specified Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and/or disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by the Administrative Agent in any way with respect to any Loan Papers or any action taken or omitted by the Administrative Agent under the Loan Papers (including any negligent action of the Administrative Agent), except to the extent the same result from gross negligence or wilful misconduct by the Administrative Agent.

         (g) Liability Among Lenders. No Lender shall incur any liability (other than the sharing of expenses and other matters specifically set forth herein and in the other Loan Papers) to any other Lender, except for acts or omissions in bad faith.

         (h) Rights as Lender. With respect to its commitment hereunder, the Advances made by it and the Notes issued to it, the Administrative Agent shall have the same rights as a Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity as a Lender. The Administrative Agent or any Lender may accept deposits from, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and any of its Affiliates, and any Person who may do business with or own securities of the Borrower or any of its Affiliates, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

         Section 9.2 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based upon the financial statements delivered to such Lender by the Borrower, and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers.

         Section 9.3 Benefits of Article. None of the provisions of this Article shall inure to the benefit of any Person other than Lenders; consequently, no other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of the Administrative Agent or any Lender to comply with such provisions.

                                   ARTICLE 10

                                 Miscellaneous

         Section 10.1     Notices.

         (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date personally delivered or sent by telecopy (answerback received), or three days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one Business Day after being entrusted to a reputable commercial overnight delivery service for next Business Day delivery, or one day after being delivered to the telegraph office or sent out by telex addressed to the party to which such notice is directed at its address determined as provided in this Section. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                 (i)      If to the Borrower, at:

                          Cash America International, Inc.
                          1600 West Seventh Street
                          Fort Worth, Texas 76102
                          Attn:   Thomas A. Bessant, Jr.
                          Telecopy No.:  (817) 335-1119

                 (ii)     If to the Administrative Agent, at:

                          NationsBank of Texas, N.A.
                          901 Main Street, 67th Floor
                          Dallas, Texas  75202
                          Attn:   Todd Shipley, Senior Vice President
                          Telecopy No.:  (214) 508-0980

                 (iii) If to a Lender, at its address shown below its name on the signature pages hereof, or if applicable, set forth in its Assignment Agreement.

         (b) Any party hereto may change the address to which notices shall be directed by giving 10 days' written notice of such change to the other parties.

         Section 10.2     Expenses.  The Borrower shall promptly pay:

         (a) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Papers, the transactions contemplated hereunder and thereunder, and the making of Advances hereunder, including without limitation the reasonable fees and disbursements of Special Counsel;

         (b) all reasonable out-of-pocket expenses and attorneys' fees of the Administrative Agent in connection with the administration of the transactions contemplated in this Agreement and the other Loan Papers and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Lenders relating to this Agreement or the other Loan Papers; and

         (c) all costs, out-of-pocket expenses and attorneys' fees of the Administrative Agent and each Lender incurred for enforcement, collection, restructuring, refinancing and "work-out", or otherwise incurred in obtaining performance under the Loan Papers, and all costs and out-of-pocket expenses of collection, which in each case shall include without limitation fees and expenses of consultants, counsel for the Administrative Agent and any Lender, and administrative fees for the Administrative Agent.

         Section 10.3 Waivers. The rights and remedies of the Lenders under this Agreement and the other Loan Papers shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent or any Lender in exercising any right shall operate as a waiver of such right. The Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event that any Lender decides to fund an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by such Lender shall not be deemed to constitute an undertaking by the Lender to fund any further requests for Advances or preclude the Lenders from exercising any rights available under the Loan Papers or at law or in equity. Any waiver or indulgence granted by the Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Administrative Agent or the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Administrative Agent or any of the Lenders are a party thereto, relating to the Borrower.

         Section 10.4 Determination by the Lenders Conclusive and Binding. Any material determination required or expressly permitted to be made by the Administrative Agent or any Lender under this Agreement shall be made in its reasonable judgment and in good faith, and shall when made, absent manifest error, be conclusive and binding on all parties.

         Section 10.5 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default, subject to the prior consent of the Determining Lenders, each Lender and any subsequent holder of any Note, and any Assignee or Participant in any Note is hereby authorized by the Borrower at any time or from time to time, without prior notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any deposits (general or special (except trust and escrow accounts), time or demand, including without limitation debt evidenced by certificates of deposit, in each case whether matured or unmatured) and any other debt at any time held or owing by such Lender or holder to or for the credit or the account of the Borrower, against and on account of the Obligations of the Borrower to such Lender or holder, irrespective of whether or not (a) the Lender or holder shall have made any demand hereunder, or (b) the Lender or holder shall have declared the principal of and interest on the Advances and other amounts due hereunder to be due and payable as permitted by Section 7.2 and although such Obligations, or any of them, shall be contingent or unmatured. Any sums obtained by any Lender or by any Assignee, Participant or subsequent holder of any Note shall be subject to pro rata treatment of all Obligations and other liabilities hereunder as provided in Section 2.12 hereof. Each Lender agrees to give the Borrower prompt written notice after the occurrence of any set-off, appropriation or application of deposits.

         Section 10.6     Assignment.

         (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under the other Loan Papers without the prior written consent of the Lenders.

         (b) No Lender shall be entitled to assign its interest in this Agreement, its Notes or its Advances, except as hereinafter set forth.

         (c) Without the prior written consent of the Borrower (except that if a Lender desires to sell a participation in more than one-half (1/2) of its Specified Percentage, the prior written consent of the Borrower shall be required, which consent shall not be unreasonably withheld), a Lender may at any time sell participations in all or any part of its Advances, its portion of the Commitment, and all other interests of such Lender under this Agreement and the other Loan Papers (collectively, "Participations") to any banks or other financial institutions ("Participants") provided that such Participation shall not confer on any Person (other than the parties hereto) any right to vote on, approve or sign amendments or waivers or consents, or any other independent benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Papers, other than the right to vote on, approve, or sign amendments or waivers or consents with respect to items that would result in (i) any increase in the commitment of any Participant; or (ii)(A) the extension of the date of maturity of, or (B) the extension of the due date for any payment of principal, interest or fees respecting, or (C) the reduction of the amount of any installment of principal or interest on or the change or reduction of any mandatory reduction required hereunder, or (D) a reduction of the rate of interest on the Advances, or change in Applicable Margin; or (iii) the release of security for the Obligations, including without limitation any guarantee; or (iv) the reduction of any fees payable hereunder. Notwithstanding the foregoing, the Borrower agrees that the Participants shall be entitled to the benefits of Sections 2.15, 5.17, Article 8, Sections 10.2 and 10.5 hereof as though they were Lenders and the Lenders may provide copies of all financial information received from the Borrower to such Participants. To the fullest extent it may effectively do so under Applicable Law, the Borrower agrees that any Participant may exercise any and all rights of banker's lien, set-off and counterclaim with respect to any Participation as fully as if such Participant were the holder of the Advances in the amount of its Participation. Notwithstanding anything in this Section 10.6(c) to the contrary, a Lender may sell Participations to its Affiliates without the prior written consent of the Borrower.

         (d) Each Lender may assign to one or more financial institutions or funds organized under the laws of the United States, or any state thereof, or under the laws of any other country that is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business (each, an "Assignee") its rights and obligations under this Agreement and the other Loan Papers; provided, however, that (i) except as otherwise provided herein, each such assignment shall be subject to the prior written consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld), (ii) each such assignment shall be of a constant, and not a varying, percentage of the Lender's rights and obligations under this Agreement, (iii) the amount of the Commitment and Advances being assigned pursuant to each such assignment (determined as of the date of the assignment with respect to such assignment), shall in no event be less than $5,000,000, (iv) the applicable Lender, the Administrative Agent and applicable Assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance Agreement (an "Assignment Agreement") in substantially the form of Exhibit D hereto, together with the Notes subject to such assignment, (v) the Assignee or the Lender executing the Assignment as the case may be, shall deliver to the Administrative Agent a processing fee of $3,500, and (vi) the Administrative Agent shall give the Borrower notice of any proposed assignment no later than 30 days prior to any assignment by any Lender. Upon such execution, delivery and acceptance from and after the effective date specified in each

Assignment, which effective date shall be at least three Business Days after the execution thereof, (A) the Assignee thereunder shall be party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment, have the rights and obligations of a Lender hereunder and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment, relinquish such rights and be released from such obligations under this Agreement. Notwithstanding anything in this clause (d) to the contrary, any Lender may assign its rights and obligations under this Agreement to an affiliate of such Lender without the prior written consent of the Administrative Agent and the Borrower, but otherwise subject to the restrictions set forth herein.

         (e) Notwithstanding anything in clause (d) above to the contrary, any Lender may assign and pledge all or any portion of its Advances and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board or Governors of the Federal Reserve System of the United States and any Operating Circular issued by such Federal Reserve Bank; provided, however, that no such assignment under this clause (e) shall release the assignor Lender from its obligations hereunder.

         (f) Upon its receipt of an Assignment Agreement executed by a Lender and an Assignee, and any Note subject to such assignment, the Borrower shall promptly, at the assigning Lender's expense, execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note to the order of such Assignee in an amount equal to the portion of the Advances and Commitment assigned to it pursuant to such Assignment Agreement and a new Note to the order of the assigning Lender in an amount equal to the portion of the Advances and Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment Agreement and shall otherwise be in substantially the form of Exhibit A hereto.

         (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section
10.6 and with the consent of the Borrower, disclose to the Assignee or Participant or proposed Assignee or Participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower, subject to the provisions of Section 10.10.

         (h) Except as specifically set forth in this Section 10.6, nothing in this Agreement or any other Loan Papers, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Papers.

         (i) Notwithstanding anything in this Section 10.6 to the contrary, no Assignee or Participant shall be entitled to receive any greater payment under Sections 2.15, 5.17, Article 8, Section 10.2 or 10.5 hereof than such assigning or participating Lender would have been entitled to receive with respect to the interest assigned or participated to such Assignee or Participant.

         Section 10.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         Section 10.8 Severability. Any provision of this Agreement which is for any reason prohibited or found or held invalid or unenforceable by any Governmental Authority shall be ineffective to the extent of such prohibition or invalidity or unenforceability without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 10.9 Interest and Charges. It is not the intention of any parties to this Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in any Loan Papers, no Lender shall ever be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the Maximum Amount. If any Lender or Participant ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, the Borrower and the Lenders shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, the Lenders shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount of the Obligations owing, and, in such event, the Lenders shall not be subject to any penalties provided by any Applicable Law for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Loan Papers.

         Section 10.10 Confidentiality. Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement which is identified by the Borrower as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information
(a) to the extent required by Applicable Law, (b) to counsel for any Lender or the Administrative Agent, (c) to bank examiners, auditors or accountants of any Lender, (d) to the Administrative Agent or any other Lender, (e) in connection with any litigation to which any one or more of Lenders is a party, provided, further, that, unless specifically prohibited by Applicable Law or court order, each Lender shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information (i) by any Governmental Authority or representative thereof (other than any such request in connection with an examination of such Lender's financial condition by such Governmental Authority) or (ii) pursuant to legal process, or (f) to any Assignee or Participant (or prospective Assignee or Participant) so long as such recipient of such confidential information agrees to keep such information confidential; and provided finally that, upon request by the Borrower and subject to any regulatory requirements or restrictions, each Lender and the Administrative Agent shall return any materials furnished by the Borrower upon termination of this Agreement or when any such Lender is no longer a party hereto.

         Section 10.11 Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

         Section 10.12 Amendment and Waiver. The provisions of this Agreement may not be amended, modified or waived except by the written agreement of the Borrower and the Determining Lenders; provided, however, that no such amendment, modification or waiver shall be made (a) without the consent of all Lenders, if it would (i) increase the Specified Percentage or commitment of any Lender, or (ii) extend the date of maturity of, extend the due date for any payment of principal or interest on, reduce the amount of any installment of principal or interest on, or reduce the rate of interest on, any Advance, or other amount owing under any Loan Papers, or (iii) release any security for or guaranty of the Obligations (except pursuant to this Agreement), or (iv) reduce the fees payable hereunder, or (v) revise this Section 10.12, or (vi) waive the date for payment of any of the Obligations, or (vii) amend the definition of Determining Lenders; (b) without the consent of the Administrative Agent, if it would alter the rights, duties or obligations of the Administrative Agent; or
(c) without the consent of the Swing Line Bank, if it would alter the rights, duties or obligations of the Swing Line Bank. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Administrative Agent and, in the case of an amendment, by the Borrower.

         SECTION 10.13 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT PURSUANT TO ARTICLE 5069-15.10(B), TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, IT IS AGREED THAT THE PROVISIONS OF CHAPTER 15, TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, SHALL NOT APPLY TO THE ADVANCES, THIS AGREEMENT AND THE OTHER LOAN PAPERS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BORROWER AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN PAPERS.

         SECTION 10.14 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

        IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

BORROWER:                 CASH AMERICA INTERNATIONAL, INC.



                          By: /s/ Thomas A. Bessant, Jr.
                              -----------------------------------------
                          Name: Thomas A. Bessant, Jr.
                               ----------------------------------------
                          Title: Vice President - Finance and Treasurer
                                 --------------------------------------



ADMINISTRATIVE AGENT:     NATIONSBANK OF TEXAS, N.A.,
                          as Administrative Agent



                          By: /s/ Todd Shipley
                              -------------------------------------
                              Todd Shipley
                              Senior Vice President

LENDERS:                  NATIONSBANK OF TEXAS, N.A., as a Lender and Swing
                          Line Bank
Specified Percentage:
         33.2%

                          By: /s/ Todd Shipley
                              -------------------------------------
                              Todd Shipley
                              Senior Vice President

                              901 Main Street, 67th Floor
                              Dallas, Texas 75202
                              Attn:  Todd Shipley
                              Senior Vice President
                              Telecopy No.:  (214) 508-0980

                         WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, formerly known as First Interstate Bank of Texas, N.A.
Specified Percentage:
         26.0%

                         By:/s/ Kimberly Welch
                            ---------------------------------------
                            Kimberly Welch
                            Assistant Vice President

                            309 West Seventh Street, Suite 1100
                            Fort Worth, Texas 76102
                            Attn:  Ms. Kimberly Welch
                            Telecopy No.:  (817) 885-1110


                         BANK ONE, TEXAS, N.A.
Specified Percentage:
         22.0%

                         By:/s/ Barry Kromann
                            ---------------------------------------
                            Barry Kromann
                            Vice President

                            500 Throckmorton, 6th Floor
                            Fort Worth, Texas 76102
                            Attn:  Mr. Barry Kromann
                            Telecopy No.:  (817) 884-5697


                         CITIBANK, N.A.
Specified Percentage:
         10.8%
                            By:/s/ Marjorie Futornick
                               -------------------------------------
                            Name: Marjorie Futornick
                                 -----------------------------------
                            Title: Vice President
                                  ----------------------------------


                            400 Perimeter Center Terrace, Suite 600
                            Atlanta, Georgia 30346
                            Attn: Mr. Kirk Lakeman
                            Telecopy No.:  (770) 668-8137

                         THE SUMITOMO BANK, LIMITED
Specified Percentage:
         8.0%

                         By:/s/ Kirk Stites
                            ------------------------------------
                            Kirk Stites
                            Vice President



                         By:/s/ James T. Wang
                            -------------------------------------
                         Name: James T. Wang
                              -----------------------------------
                         Title: Vice President and Mangager
                               ----------------------------------

                               1601 Elm Street, Suite 4250
                               Dallas, Texas 75201
                               Attn:  Mr. Kirk Stites
                               Telecopy No.:  (214) 979-0571

                                   SCHEDULE 1

                             LIBOR LENDING OFFICES


NATIONSBANK OF TEXAS, N.A.
901 Main Street, 67th Floor
Dallas, Texas 75202


WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION
309 West Seventh Street, Suite 1100
Fort Worth, Texas 76102


BANK ONE, TEXAS, N.A.
500 Throckmorton, 6th Floor
Fort Worth, Texas 76102


CITICORP, N.A.
400 Perimeter Center Terrace, Suite 600
Atlanta, Georgia 30346


THE SUMITOMO BANK, LIMITED
233 South Wacker Drive, Suite 5400
Chicago, Illinois 60606